As filed with the Securities and Exchange Commission on March 22, 2005
                                                            Registration No.333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------
                          SYNOVA HEALTHCARE GROUP, INC.
                 (Name of small business issuer in its charter)

            NEVADA                         2834                  91-1951171
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                       1400 N. Providence Road, Suite 6010
                                 Media, PA 19063
                                 (610) 565-7080
        (Address and telephone number of principal executive offices and principal place of business)
                                   ----------
                                 Stephen E. King
                             Chief Executive Officer
                       1400 N. Providence Road, Suite 6010
                                 Media, PA 19063
                                 (610) 565-7080
            (Name, address and telephone number of agent for service)
                                   ----------

                                    Copy to:
                             Alan L. Zeiger, Esquire
                            Alan H. Lieblich, Esquire
                           Michael A. Pollner, Esquire
                                 Blank Rome LLP
                                One Logan Square
                      Philadelphia, Pennsylvania 19103-6998
                                 (215) 569-5500

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

         TITLE OF EACH CLASS                                    PROPOSED MAXIMUM       PROPOSED MAXIMUM        AMOUNT OF
         OF SECURITIES TO BE                 AMOUNT TO         OFFERING PRICE PER     AGGREGATE OFFERING      REGISTRATION
             REGISTERED                    BE REGISTERED           SHARE (1)                PRICE (1)             FEE (1)
--------------------------------------     -------------       ------------------     ------------------      ------------
Shares of common stock, par value
$0.001 per share                                5,912,328            $ 3.38              $ 19,983,669          $ 2,352.08

Shares of common stock, par value
$0.001 per share, underlying warrants     2,800,000(2)(3)            $ 3.38              $  9,464,000          $ 1,113.91

Shares of common stock, par value
$0.001 per share, underlying unit
purchase options and the warrants
underlying such unit purchase options       630,000(3)(4)            $ 3.38              $  2,129,400          $   250.63

Totals                                          9,342,328                --              $ 31,577,069          $ 3,716.62

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee.

(2) Issuable upon the exercise of warrants having an initial exercise price of $2.00 per share.

(3) Pursuant to Rule 416 under the Securities Act, this registration statement covers such indeterminate number of additional shares of common stock issuable upon stock splits, stock dividends, recapitalizations or other similar transactions as may be issued pursuant to the anti-dilution provisions of the warrants, the unit purchase options, or otherwise.

(4) Issuable upon the exercise of (i) unit purchase options having an initial exercise price $50,000 per unit, with each unit consisting of 50,000 shares of common stock and a warrant to purchase 40,000 shares of common stock, and (ii) the warrants underlying the unit purchase options, which warrants will have an initial exercise price of $2.00 per share.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                   SUBJECT TO COMPLETION, DATED MARCH 22, 2005

                          SYNOVA HEALTHCARE GROUP, INC.
                        9,342,328 Shares of Common Stock

         This prospectus relates to the public offering of up to 9,342,328 shares of common stock, par value $0.001 per share, of Synova Healthcare Group, Inc., a Nevada corporation, which shares may be sold from time to time by certain of our selling stockholders for their own accounts. These shares include 5,912,328 shares of outstanding common stock, 2,800,000 shares of common stock issuable upon the exercise of outstanding warrants, and 630,000 shares of common stock issuable upon the exercise of outstanding unit purchase options and the warrants underlying such unit purchase options. We will pay all the expenses of registering these shares. Our common stock trades in the over-the-counter market and is currently quoted on the "Pink Sheets" under the symbol "SNVH." On March 15, 2005, the closing bid and ask prices quoted on the Pink Sheets for our common stock was $2.75 and $4.00, respectively.

         The selling stockholders may offer and sell their shares of common stock on a continuous or delayed basis. The sales may be conducted in the open market or in privately negotiated transactions and at market prices, fixed prices or negotiated prices. We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders, but we will receive proceeds from the exercise of the warrants and unit purchase options upon their exercise, except to the extent that the holders of such warrants have the right to exercise the warrants in a so-called "cashless exercise" and exercise such right. Any such proceeds will be used for working capital and general corporate purposes.

         AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 9.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                      Prospectus dated [          ], 2005.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
YOUR RELIANCE ON INFORMATION CONTAINED IN THIS PROSPECTUS...................iii
FORWARD-LOOKING INFORMATION.................................................iii
PROSPECTUS SUMMARY............................................................2
   History and Background.....................................................2
   Business...................................................................2
   Marketing..................................................................3
   Competition................................................................3
   Management Team............................................................4
   Technology.................................................................4
   Employees..................................................................4
   The Offering...............................................................5
   Summary Financial Information..............................................6
RISK FACTORS..................................................................9
   Risks Related to Our Securities............................................9
   Risks Related to our Business.............................................11
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS......................................................16
   History and Background....................................................16
   Business..................................................................16
   Results of Operations.....................................................17
   Liquidity and Capital Resources...........................................17
   Critical Accounting Polices and Estimates.................................18
   Recently Issued Accounting Pronouncements.................................18
BUSINESS.....................................................................19
   History and Background....................................................19
   Menopause.................................................................19
   Current Products..........................................................20
   Target Market.............................................................21
   Future Products...........................................................21
   Technology................................................................22
   Marketing.................................................................22
   Competition...............................................................23
   Employees.................................................................23
   Property..................................................................23
USE OF PROCEEDS..............................................................23
DETERMINATION OF OFFERING PRICE..............................................24
DIVIDEND POLICY..............................................................24
DILUTION.....................................................................24
SELLING STOCKHOLDERS.........................................................25
PLAN OF DISTRIBUTION.........................................................32
LEGAL PROCEEDINGS............................................................34
MANAGEMENT...................................................................34
   Executive Officers and Directors..........................................34
   Summary Compensation Table................................................36
   Option/SAR Grants in Last Fiscal Year.....................................36
   Aggregated Option Exercises In Last Fiscal Year and Option
    Values at December 31, 2004..............................................38
   Compensation of Directors.................................................38
   Employment Agreements.....................................................38
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............40
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................42
   G.M. Capital Partners, Ltd................................................42
   Oceana Partners LLC.......................................................42
   Merger....................................................................42
   Employment Agreements.....................................................43
   Accounting Services.......................................................43
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.....................44

DESCRIPTION OF SECURITIES....................................................45
   Common Stock..............................................................45
   Preferred Stock...........................................................45
   Warrants Issued in Connection with Securities Purchase Agreement..........45
   Registration Rights Agreement.............................................45
   Unit Purchase Options Issued in Connection With Securities
    Purchase Agreement.......................................................46
   Anti-Takeover Effects of Various Provisions of Nevada
    Law and Our Articles of Incorporation and Bylaws.........................46
   Listing...................................................................47
   Transfer Agent and Registrar..............................................47
LEGAL MATTERS................................................................48
EXPERTS......................................................................48
WHERE YOU CAN FIND MORE INFORMATION..........................................48
INDEX TO FINANCIAL STATEMENTS................................................49

            YOUR RELIANCE ON INFORMATION CONTAINED IN THIS PROSPECTUS

         You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The securities covered by this prospectus may be sold only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities. You must not consider that the delivery of this prospectus or any sale of the securities covered by this prospectus implies that there has been no change in our affairs since the date of this prospectus or that the information contained in this prospectus is current or complete as of any time after the date of this prospectus.

                           FORWARD-LOOKING INFORMATION

         CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE
                PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

         Except for the historical information presented in this document, the matters discussed in this prospectus, or otherwise incorporated by reference into this document, contain "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements are identified by the use of forward-looking terminology such as "believes," "plans," "intend," "scheduled," "potential," "continue," "estimates," "hopes," "goal," "objective," "expects," "may," "will," "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by us. We caution you that no statements contained in this prospectus should be construed as a guarantee or assurance of future performance or results. These forward-looking statements involve risks and uncertainties, including those discussed in the "Risk Factors" section of this prospectus. The actual results that we achieve may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and, except as required by law, we assume no obligation to update this information whether as a result of new information, future events or otherwise. Readers are urged to carefully review and consider the various disclosures made by us in this prospectus and in our other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks that may affect our business.

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the section entitled "Risk Factors" and our consolidated financial statements and the related notes contained herein.

HISTORY AND BACKGROUND

         We were incorporated in the state of Nevada on September 1, 1998, under the name Centaur Capital Group, Inc. We changed our name numerous times since our formation, but as of December 31, 2004 our name was Advanced Global Industries Corporation. From the time of our formation until our acquisition of Synova Healthcare, Inc., we were a development stage company with no active business. Our business operations during this period were limited to raising capital for our business, which we abandoned in 2001.

         Synova Healthcare, Inc. was incorporated in Delaware in April 2003. Since its incorporation, Synova Healthcare, Inc. has developed and distributed devices for detecting the onset of menopause.

         On January 13, 2005, we entered into a merger agreement with Synova Healthcare, Inc. In connection with that merger, on January 10, 2005, we changed our name from Advanced Global Industries Corporation to Synova Healthcare Group, Inc. On February 10, 2005, our wholly owned subsidiary, Synova AGBL Merger Sub Inc., a Delaware corporation, merged with Synova Healthcare, Inc., with Synova Healthcare, Inc. surviving the merger. In connection with the merger, each outstanding share of Synova Healthcare, Inc. common stock was cancelled and converted into the right to receive 8.75 shares of our common stock. Each outstanding stock option (and other convertible security) to purchase Synova Healthcare, Inc. common stock was cancelled and converted into a stock option (or other convertible security) to purchase 8.75 shares of our common stock (with appropriate adjustments to the applicable exercise prices). Immediately upon the consummation of the merger, the Synova Healthcare, Inc. stockholders and the holders of Synova Healthcare, Inc. stock options or other convertible securities held approximately seventy percent (70%) of our outstanding voting stock on a fully diluted basis. Synova Healthcare, Inc. is now our wholly owned operating subsidiary. The description of our business in this prospectus describes the business previously conducted, and to be conducted, by Synova Healthcare, Inc. Unless the context indicates otherwise, all references in this prospectus to "we," "our," "us" or the "company" refer on a consolidated basis to Synova Healthcare Group, Inc., a Nevada corporation.

         On February 10, 2005, we commenced a private offering of units to raise up to an aggregate of $3,500,000. Each unit consisted of 50,000 shares of our common stock and warrants to purchase 40,000 shares of our common stock. The warrants are exercisable at $2.00 per share and have a term of five years following their issuance. The unit offering closed on March 15, 2005, after we raised an aggregate of $3,500,000 by selling an aggregate of 70 units.

         In connection with this private offering, we entered into a registration rights agreement with the investors in the offering. Pursuant to the registration rights agreement, we agreed to register for resale the shares issued to the investors in the unit offering, as well as the shares underlying the warrants issued in the offering. The registration rights agreement permits us to also include (i) a specified number of shares held by our stockholders prior to the offering and (ii) the shares underlying the unit purchase options issued to our placement agents in the offering. The registration statement of which this prospectus is a part was filed for purposes of satisfying our obligations under the registration rights agreement.

BUSINESS

         We develop and distribute over-the-counter, or OTC, and point-of-care, or POC, diagnostic tests that allow consumers and healthcare professionals to rapidly and accurately diagnose and/or monitor certain health conditions. We are committed to delivering high quality and innovative OTC and POC medical diagnostics that should enable consumers to be more proactive in the management of their personal health. We believe our products improve human health and quality of life by providing early and accurate awareness of the onset of specific medical conditions. We believe that earlier diagnosis of these medical conditions permits consumers, along with their healthcare providers, to act to mitigate certain risks that may be inherent to such conditions. Our goal, where possible, is to supplant traditional invasive diagnostic testing, like blood tests, by offering consumers and clinicians a quick and accurate, less invasive, test at the very point where its use is desired (either in-home or in-office) by consumers and clinicians.

         Our existing products, Menocheck(R) and MenocheckPro(TM), are in-home and in-office, respectively, non-invasive urine follicle-stimulating hormone, or FSH, tests for use in detecting and diagnosing the onset of menopause. Menocheck(R) is an OTC product that enables women to easily and accurately determine whether they have entered the menopause stage of their lives from the privacy of their own homes. Menocheck(R) is an easy to use product that functions in a manner similar to the OTC pregnancy tests that are commonly used today in the detection of pregnancy. We believe MenocheckPro(TM) is the first and currently only non-invasive FSH urine test to have been approved and made commercially available for professional in-office use by health care providers. MenocheckPro(TM) enables health care professionals to quickly and accurately determine whether their patients are transitioning into menopause. Both Menocheck(R) and MenocheckPro(TM) are Food and Drug Administration, or FDA, approved.

         We are currently evaluating additional diagnostic product opportunities, including products that may prove useful in the areas of infertility, obstetrics and the detection of certain cancers. In some cases, we intend to own our own intellectual property as part of our product development strategy. In other cases, we may elect to license the applicable technology. To date, we have filed one provisional patent application in the United States relating to an obstetrics related product we are considering for commercial development in the future.

MARKETING

         We intend to capitalize on what we believe is a significant trend in the healthcare industry. We believe that diagnostic testing in certain areas previously conducted exclusively in the laboratory setting is now being conducted by physicians and consumers either in physicians' offices or in the homes of consumers. According to our market research, the POC diagnostic market for all products, including menopause products, is currently estimated to be approximately $3 billion, and is expected to double in size over the next five years, reaching approximately $6 billion worldwide by 2010.

         We intend to deploy a branding strategy for Menocheck(R) and MenocheckPro(TM), whereby we intend to use the market acceptance of each of our two products (one in the OTC market and one in the POC market) to increase sales and brand awareness of the other product in the other market. For example, we believe that consumer use and awareness of Menocheck(R) in the OTC market will increase the awareness and adoption of MenocheckPro(TM) by health care providers in the POC setting. Conversely, we believe that the broad marketing and distribution of MenocheckPro(TM) to health care providers in the POC setting will in turn also increase retail sales of Menocheck(R) in the OTC market. There can be no assurance that our expectations in this regard will occur.

COMPETITION

         Direct competition to date in the retail OTC market is limited to a single competitor, Amerifit Nutrition, Inc. Amerifit, makers of a menopause supplement called Estroven(R), introduced the Estroven(R) Menopause Monitor(TM) as a competitor to Menocheck(R) in early 2004. The Estroven(R) Menopause Monitor(TM) functions in a manner substantially similar to our products, with an equivalent level of accuracy.

         In May 2004, Amerifit launched a marketing campaign to promote the Estroven(R) Menopause Monitor(TM). As a company with a previously established retail distribution network, Amerifit had access to a larger number of distribution points at the time of its launch. Based on our market research, both Menocheck(R) and The Estroven(R) Menopause Monitor(TM) are marketed and sold competitively in approximately 45% of the current OTC market segment. The Estroven Menopause Monitor(TM) is marketed and sold uncontested in approximately 55% of the OTC market segment.

         In addition to direct competition from Amerifit, our products also compete with the traditional, invasive, FSH testing paradigm of the blood assay (i.e., blood tests). These traditional blood tests provide a quantitative measure of the FSH level with at least the same degree of accuracy as our products. However, we believe that blood tests are more invasive, time consuming and considerably more expensive than testing with our products. Our marketing strategy is to attempt to change this traditional testing paradigm for menopause in the same manner that the POC home pregnancy tests changed the traditional testing paradigm for the confirmation of pregnancy.

MANAGEMENT TEAM

         The co-founders of Synova Healthcare, Inc., Mr. Stephen E. King and Mr. David J. Harrison, have more than 30 combined years of relevant healthcare marketing and management experience. They now serve as our senior executive officers.

         Stephen E. King, Chairman and Chief Executive Officer: Mr. King's professional experience includes 17 years of pharmaceutical sales, marketing and management, including the direct accountability for several brands while working at pharmaceutical companies like Wyeth(R)and GlaxoSmithKline(R).

         David J. Harrison, Chief Operating Officer and President: Mr. Harrison's professional experience includes over 14 years in direct sales, marketing and general management in both the pharmaceutical and medical device industry while working for companies like Wyeth(R), GlaxoSmithKline(R) and Becton Dickinson(R).

         Donald E. Stewart, Jr., Director of Finance: Mr. Stewart was hired as our Director of Finance on February 28, 2005. Mr. Stewart has 15 years of experience in finance, operations management, organizational development and investor relations.

TECHNOLOGY

         We do not own the patents for Menocheck(R) and MenocheckPro(TM). Menocheck(R) and MenocheckPro(TM) are manufactured for us by Applied Biotech, Inc., or ABI, who holds the technology patents for these products. ABI supplies Menocheck(R) and MenocheckPro(TM) to us pursuant to a non-exclusive distribution agreement. The distribution agreement expires on June 22, 2013, but is automatically renewable for subsequent periods of two years unless one party notifies the other party in writing of its desire to terminate at least 60 days prior to June 22, 2013, or the end of any subsequent two-year renewal period.

EMPLOYEES

         We currently have five full-time employees. We have begun to identify key personnel to assist in our continued growth and development.

                                  THE OFFERING

         This offering relates to the resale of common stock by certain of our stockholders or persons who hold securities convertible into our common stock.

Securities offered by the selling stockholders        5,912,328 shares of outstanding common stock; 2,800,000
                                                      shares of common stock that may be issued upon the
                                                      exercise of outstanding warrants; and
                                                      630,000 shares of common stock that may be issued upon
                                                      the exercise of outstanding unit purchase options and
                                                      the warrants underlying such unit purchase options.

Offering price                                        Determined at the time of sale by the selling
                                                      stockholders.

Common stock outstanding as of March 18, 2005         12,937,952 shares

Number of shares of common stock outstanding after    16,367,952
Offering (1)

Use of proceeds                                       We will not receive any proceeds from the sale of
                                                      shares offered by the selling stockholders.  We intend
                                                      to use any proceeds we receive from the exercise of the
                                                      outstanding warrants and unit purchase options, which
                                                      would be $6,510,000 if all of the warrants and unit
                                                      purchase options (including the warrants underlying the
                                                      unit purchase options) are exercised for cash, for
                                                      working capital and general corporate purposes.  We
                                                      cannot assure you that the warrants or the unit
                                                      purchase options will be exercised or that they will be
                                                      exercised for cash.

Dividend policy                                       We currently intend to retain any future earnings to
                                                      fund the development and growth of our business.
                                                      Therefore, we do not currently anticipate paying cash
                                                      dividends.

Risk factors                                          The securities offered hereby involve a high degree of
                                                      risk.  See "Risk Factors" beginning on page 9.

Trading market                                        Our common stock is currently traded in the
                                                      over-the-counter market and quoted on the "Pink Sheets"
                                                      under the symbol "SNVH."

(1) This number assumes the issuance of 2,800,000 shares of common stock that may be issued upon the exercise of outstanding warrants held by the selling stockholders and 630,000 shares of common stock that may be issued upon the exercise of outstanding unit purchase options (and the warrants underlying such unit purchase options) held by the selling stockholders.

                          SUMMARY FINANCIAL INFORMATION

         Set forth below are summaries of the unaudited pro forma financial statements of Synova Healthcare Group, Inc. as of December 31, 2004 (giving effect to the merger with Synova Healthcare, Inc. as of such date) and the audited financial statements of (i) Synova Healthcare, Inc. and (ii) Synova Healthcare Group, Inc. (f/k/a Advanced Global Industries Corporation), which are included elsewhere in this prospectus. You should read the following information together with the "Management's Discussion and Analysis of Financial Conditions and Results of Operations" section of this prospectus as well as with the financial statements and the notes presented therewith contained in this prospectus.

                          SYNOVA HEALTHCARE GROUP, INC.
                 PRO FORMA UNAUDITED CONSOLIDATED BALANCE SHEET

                                                                FOR THE TWELVE
                                                                 MONTHS ENDING
                                                              DECEMBER 31, 2004
                                                              -----------------
ASSETS:
  Current assets ...........................................            609,770
  Capital assets, net of depreciation ......................             31,654
  Other assets .............................................              6,190
                                                              -----------------
TOTAL ASSETS ...............................................            647,614
                                                              =================
LIABILITIES AND STOCKHOLDERS' EQUITY:
    Liabilities:
TOTAL CURRENT LIABILITIES ..................................          1,411,408

STOCKHOLDERS' EQUITY:
    Capital stock ..........................................              9,188
    Additional paid in capital .............................          1,400,047
    Retained earnings ......................................         (2,173,029)
                                                              -----------------
TOTAL STOCKHOLDERS' EQUITY .................................           (763,794)
                                                              -----------------
TOTAL LIABILITIES AND EQUITY ...............................            647,614
                                                              =================


                          SYNOVA HEALTHCARE GROUP, INC.
            PRO FORMA UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

                                                                FOR THE TWELVE
                                                                 MONTHS ENDING
                                                              DECEMBER 31, 2004
                                                              -----------------
SALES ......................................................            489,090
COST OF EXPENSES
    Cost of goods sold .....................................            156,247
    Selling, general and administrative expenses ...........          1,828,296

LOSS FROM OPERATIONS .......................................         (1,495,453)
Other income (expenses) ....................................            (54,897)
NET LOSS ...................................................         (1,550,350)

                             SYNOVA HEALTHCARE, INC.
                                  BALANCE SHEET

                                                                   FOR THE TWELVE     FOR THE
                                                                    MONTHS ENDED   PERIOD ENDED
                                                                    DECEMBER 31,    DECEMBER 31,
                                                                        2004            2003
                                                                   --------------  -------------
ASSETS
TOTAL CURRENT ASSETS                                                      609,681        628,425
PROPERTY AND EQUIPMENT - Net                                               31,654         36,779
DEPOSITS AND OTHER ASSETS                                                   6,190         12,380
                                                                   --------------  -------------
TOTAL ASSETS                                                              647,525        677,584
                                                                   ==============  =============
LIABILITIES AND STOCKHOLDERS EQUITY (Deficit)

TOTAL CURRENT LIABILITIES                                               1,404,609        887,592
                                                                   ==============  =============
Common stock - $0.0001 par value; 1,250,000 shares
  authorized; 673,132 and 529,070 shares issued and
  outstanding in 2004 and 2003 ..................................              67             53
Additional paid-in capital ......................................       1,415,878        515,098
Accumulated deficit .............................................      (2,173,029)      (725,159)
                                                                   --------------  -------------
TOTAL STOCKHOLDER'S DEFICIT .....................................        (757,084)      (210,008)
                                                                   --------------  -------------
TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT .....................         647,525        677,584
                                                                   ==============  =============

                             SYNOVA HEALTHCARE, INC.
                             STATEMENT OF OPERATIONS

                                                                   FOR THE TWELVE     FOR THE
                                                                    MONTHS ENDED   PERIOD ENDED
                                                                    DECEMBER 31,    DECEMBER 31,
                                                                        2004           2003
                                                                   --------------  -------------
                                                                             (Audited)
STATEMENT OF OPERATIONS:
Sales ...........................................................  $      489,090  $     137,144
Cost of sales ...................................................         156,247         26,275
                                                                   --------------  -------------
  Gross profit ..................................................         332,843        110,869
                                                                   ==============  =============
Selling, general and administrative expense: ....................       1,725,816        836,353
Loss from Operations ............................................      (1,392,973)      (725,484)
                                                                   ==============  =============
Other income (expenses) .........................................         (54,897)           325
Net loss ........................................................      (1,447,870)      (725,159)
                                                                   ==============  =============
Basic loss and diluted net loss per common share ................            2.27           1.60
Basic and diluted weighted average number of shares
  outstanding ...................................................         637.310        451.998

                          SYNOVA HEALTHCARE GROUP, INC.
                  (F/K/A ADVANCE GLOBAL INDUSTRIES CORPORATION)
                                  BALANCE SHEET

                                                                   FOR THE TWELVE    FOR THE
                                                                    MONTHS ENDED   PERIOD ENDED
                                                                    DECEMBER 31,    DECEMBER 31,
                                                                        2004           2003
                                                                   --------------  -------------
ASSETS
TOTAL CURRENT ASSETS ............................................  $           89  $          69
                                                                   --------------  -------------
TOTAL ASSETS ....................................................  $           89  $          69
                                                                   ==============  =============
LIABILITIES AND STOCKHOLDERS EQUITY (Deficit)
CURRENT LIABILITIES
  Accounts payable and accrued expenses .........................           6,799          4,299
  Loan from stockholder .........................................                         22,331
TOTAL CURRENT LIABILITIES .......................................           6,799         26,630
                                                                   --------------  -------------
Preferred stock, $.001 par value, 50,000,000 shares
 authorized; no shares issued and outstanding ...................               0              0
                                                                   --------------  -------------
Common stock - $0.0001 par value; 150,000,000 shares
  authorized; 2,750,000 shares outstanding at December 31, 2004
  and 2,250,000,000 shares outstanding at December 31, 2003 .....           2,750          2,250
Additional paid-in capital ......................................         193,146         71,315
Accumulated deficit .............................................        (202,606)      (100,126)
                                                                   --------------  -------------
TOTAL STOCKHOLDER'S DEFICIT .....................................          (6,710)       (26,561)
                                                                   --------------  -------------
TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT .....................              89             69
                                                                   ==============  =============



                          SYNOVA HEALTHCARE GROUP, INC.
                  (F/K/A ADVANCE GLOBAL INDUSTRIES CORPORATION)
                             STATEMENT OF OPERATIONS

                                                                   FOR THE TWELVE  FOR THE TWELVE
                                                                    MONTHS ENDED    MONTHS ENDED
                                                                    DECEMBER 31,    DECEMBER 31,
                                                                        2004            2003
                                                                   --------------  -------------
                                                                             (Audited)
STATEMENT OF OPERATIONS:
Selling, general and administrative expense:
Marketing expenses ..............................................        102,480           9,022
Loss from Operations ............................................       (102,480)         (9,022)
                                                                   =============   =============
Net loss ........................................................       (102,480)         (9,022)
                                                                   =============   =============
Basic loss and diluted net loss per common share ................          (0.05)
Basic and diluted weighted average number of shares
  outstanding ...................................................      2,250,000       2,250,000

                                  RISK FACTORS

         An investment in our securities involves a number of very significant risks. Prospective investors should carefully consider the following risks, together with the other information contained in this prospectus, before they decide whether to buy any of our securities. If any of the following risks occur, our business, results of operations and financial condition could be materially harmed. In that case, the market price of our common stock could decline and you could lose all or part of your investment.

RISKS RELATED TO OUR SECURITIES

TRADING OF OUR COMMON STOCK IS LIMITED, WHICH MAY MAKE IT DIFFICULT FOR YOU TO SELL YOUR SHARES AT TIMES AND PRICES THAT YOU FEEL ARE APPROPRIATE.

         Trading of our common stock is conducted on the Pink Sheets, an unorganized, inter-dealer quotation system that provides significantly less liquidity than the OTC Bulletin Board, NASDAQ market or the national securities exchanges. In addition, trading in our common stock has been extremely limited. This limited trading adversely effects the liquidity of our common stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts' and the media's coverage of us. As a result, you may obtain lower prices for our common stock than might otherwise be obtained and there could be a larger spread between the bid and ask prices for our common stock.

BECAUSE OUR COMMON STOCK MAY BE A "PENNY STOCK," YOU MAY FIND SELLING YOUR SHARES DIFFICULT.

         Our common stock may be considered a "penny stock" under SEC rules, because it is currently trading on the Pink Sheets at a price lower than $5.00 per share. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. This document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser's written agreement to the purchase. Broker-dealers also must provide customers that hold penny stocks in their accounts with such broker-dealer a monthly statement containing price and market information relating to the penny stock. If a penny stock is sold to you in violation of the penny stock rules, you may be able to cancel your purchase and get your money back. As a result of these rules, there is less trading in penny stocks. In fact, many brokers simply choose not to participate in penny-stock transactions. Accordingly, you may not always be able to resell shares of our common stock publicly at times and prices that you feel are appropriate.

         Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

Future sales by our stockholders may adversely affect our stock price and our ability to raise funds in new stock offerings.

         Sales of our common stock in the public market following this offering may make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. After the effectiveness (and assuming the continued effectiveness) of the registration statement of which this prospectus is a part, of the 12,937,952 shares of common stock outstanding as of March 18, 2005, approximately 6,034,678 shares will be freely tradable without restriction. The remaining approximately 6,903,274 shares of common stock held by existing stockholders are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may now or in the future be resold under Rule 144 promulgated under the Securities Act.

         The price of the common stock offered for sale by the selling stockholders was arbitrarily determined. You may not rely on this price as an indication of the value of the purchase. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Moreover, the price of our common stock may decline after the offering.

OUR STOCK PRICE IS, AND WE EXPECT IT TO REMAIN, VOLATILE, WHICH COULD LIMIT YOUR ABILITY TO SELL OUR STOCK AT A PROFIT.

         The volatile price of our stock will make it difficult for investors to predict the value of their investment, to sell shares at a profit at any given time, or to plan purchases and sales in advance. A variety of factors may affect the market price of our common stock. These include, but are not limited to:

         o announcements of technological innovations or new commercial products by our competitors or us;

         o        developments concerning proprietary rights, including patents;

         o regulatory developments in the United States and foreign countries;

         o        economic or other crises and other external factors;

         o period-to-period fluctuations in our revenues and other results of operations;

         o        changes in financial estimates by securities analysts; and

         o        sales of our common stock.

         We will not be able to control many of these factors, and we believe that period-to-period comparisons of our financial results will not necessarily be indicative of our future performance.

         In addition, the stock market in general, and for smaller companies in particular, has experienced extreme price and volume fluctuations that may have been unrelated or disproportionate to the operating performance of individual companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance.

BECAUSE WE DO NOT EXPECT TO PAY DIVIDENDS, YOU WILL NOT REALIZE ANY INCOME FROM AN INVESTMENT IN OUR COMMON STOCK UNLESS AND UNTIL YOU SELL YOUR SHARES AT A PROFIT.

         We have never paid dividends on our common stock and do not anticipate paying any dividends for the foreseeable future. You should not rely on an investment in our stock if you require dividend income. Further, you will only realize income on an investment in our shares in the event you sell or otherwise dispose of your shares at a price higher than the price you paid for your shares. Such a gain would result only from an increase in the market price of our common stock, which is uncertain and unpredictable.

IF YOU ARE NOT AN INSTITUTIONAL INVESTOR, YOU MAY PURCHASE OUR SECURITIES IN THIS OFFERING ONLY IF YOU RESIDE WITHIN CERTAIN STATES AND ALL INVESTORS MAY ENGAGE IN RESALE TRANSACTIONS ONLY IN THOSE STATES AND CERTAIN OTHER JURISDICTIONS.

         We have not applied to register our securities, or obtained an exemption from registration, in any state. If you are not an "institutional investor," you must be a resident of a jurisdiction where an exemption from registration is available or has been obtained or where a Blue Sky application has been filed and accepted in order to purchase our securities in the offering. The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of our securities.

RISKS RELATED TO OUR BUSINESS

WE INTEND TO COMPETE IN A NEW AND RAPIDLY EVOLVING MARKET.

         We will be successful only if consumers actively use our products and purchase them through our distribution channels. For us to grow, consumers who have historically purchased medical services through traditional means of medical commerce will need to elect to purchase an OTC, in-home test. Additionally, physicians, who have historically utilized other invasive testing methods, will need to elect to use our POC testing device in their offices. Prior to the launch of Menocheck(R) and its competitors, in-home and POC menopause tests were not widely available to consumers or healthcare providers. It is impossible to predict to what degree our product will gain market acceptance. Many of the factors influencing the consumer's willingness to use our product are outside our control. Consequently, it is possible that consumers will never utilize our product to the degree necessary for us to generate significant revenues or achieve profitability.

WE ARE AN EARLY-STAGE BUSINESS VENTURE WITH A LIMITED OPERATING HISTORY AND ANTICIPATED OPERATING LOSSES.

         We have been a development stage company with no active business since our formation in 1998 until we acquired our wholly owned subsidiary, Synova Healthcare, Inc., in February 2005. Our operating subsidiary, Synova Healthcare, Inc., was incorporated in April 2003. We have had limited revenue to date and we have a very limited operating history from which to evaluate our business and prospects. Our limited operating history and the emerging nature of the market in which we compete make it difficult to forecast revenues or earnings accurately. As a result, we anticipate incurring operating losses until such time as we can develop a substantial continuing revenue base.

         Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in new and possibly evolving markets, such as new product launches and using new and unproven business models. To address these risks and uncertainties, we must, among other things: attract consumers to our products; enhance our brand name; develop new product and service offerings; attract, integrate, retain and motivate qualified personnel; and adapt to meet changes in our markets and competitive developments. We may not be successful in accomplishing these objectives.

WE DO NOT OWN THE PATENTS FOR OUR EXISTING PRODUCTS AND OUR DISTRIBUTION AGREEMENT WITH THE MANUFACTURER OF MENOCHECK(R) AND MENOCHECKPRO(TM) IS NON-EXCLUSIVE AND COULD BE TERMINATED.

         We do not own the patents for our current products. While we believe we have the rights to the trade names Menocheck(R) and MenocheckPro(TM), the manufacturer, Applied Biotech, Inc., or ABI, holds the technology patents for these products. Even if we are successful in creating brand name awareness for Menocheck(R) and MenocheckPro(TM) and generating sales, we are dependent on ABI to supply us this product.

         Our distribution agreement with ABI provides only limited protection to us. We have entered into a non-exclusive distribution agreement with ABI to provide for the marketing, promotion, solicitation, sales and distribution of Menocheck(R) and MenocheckPro(TM). The distribution agreement expires on June 22, 2013, but is automatically renewable for subsequent periods of two years unless one party notifies the other party in writing of its desire to terminate at least 60 days prior to June 22, 2013 or the end of any subsequent two-year renewal period. If the distribution agreement is terminated for any reason, it will have a material adverse impact upon our ability to continue as a going concern. Additionally, because the distribution agreement provides us only with a non-exclusive right to distribute the product, if the manufacturer provides other companies with similar distribution rights, our ability to compete or otherwise take advantage of the marketing expenses we incur to generate sales for the product may be negatively impacted.

WE MAY NEED ADDITIONAL FUNDS AND THIS CAPITAL MAY NOT BE AVAILABLE TO US ON ACCEPTABLE TERMS, IF AT ALL.

         We have limited financial resources. While we believe that we have sufficient funds for at least the next twelve months, we may need additional capital to successfully accomplish our business plan. We may need to raise additional funds sooner than anticipated in order to fund more rapid expansion, to develop new or enhanced services, or to respond to competitive pressures. We currently do not have any commitments for additional financing. There can be no assurances that we will have the necessary and appropriate levels of capital to operate or grow our business. We cannot be certain that additional financing will be available when and to the extent required or that, if available, it will be on acceptable terms. If adequate funds are not available on acceptable terms, we may not be able to fund expansion, develop or enhance products or services, or respond to competitive pressures, any of which could have a material adverse effect on our ability to continue as a going concern.

OUR SUCCESS IS DEPENDENT ON OUR MANAGEMENT TEAM AND ABILITY TO HIRE AND RETAIN GOOD EMPLOYEES.

         The development of our business and operations is dependent upon the efforts and talents of our senior executive officers. We currently employ Stephen E. King as our Chairman and Chief Executive Officer and David J. Harrison as our Chief Operating Officer and President. We plan to eventually employ additional key personnel including but not limited to key managerial, marketing and financial personnel. If we do not succeed in attracting new employees or retaining and motivating current and future employees, the business could suffer significantly. While we have "key person" life insurance policies on our "key" personnel, in the event of a tragic incident whereby we lose the services of one of our executive officers, we could find ourselves in a very precarious position without the financial ability or management skill to overcome it. We believe that our success is substantially dependent on: (1) the ability to retain and motivate senior management and other key employees; and
(2) the ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial, marketing and customer service personnel.

WE MAY HAVE DIFFICULTY IN EXPANDING OUR RETAIL DISTRIBUTION NETWORK.

         Our business model depends greatly on our ability to place our product on retail shelves for availability to consumers. In order to compete effectively, gain market share and generate sufficient revenues, we must continue to expand our existing distribution network. Our targeted retailers are very protective of their limited shelf space. Our business model depends on being able to convince retailers that they will benefit from adding our products to their inventory. If stores and distributors are unwilling or unable to do so, we will not be able to sell sufficient quantities of product. This failure would have a material adverse effect on our business, prospects and ability to continue as a going concern.

         Our failure to develop, maintain and continually improve our distribution network could give rise to a loss of market share or an inability to attain sufficient market share and could have a material adverse effect on our business, results of operations and financial conditions.

OUR BRAND MAY NOT ACHIEVE THE BROAD RECOGNITION OR LOYALTY NECESSARY FOR
SUCCESS.

         We believe that broad recognition and a favorable physician and consumer perception of our brand are essential for future success. Accordingly, we intend to pursue an aggressive marketing strategy, which will include direct marketing, advertising, promotional programs, and public relations activities to both the professional and consumer audiences. These initiatives will involve significant expense. If this brand enhancement strategy is unsuccessful, these expenses may never be recovered and we may be unable to increase future revenues.

         To increase awareness of our brand, we will need to continue to spend significant amounts on our marketing efforts. These expenditures may not result in a sufficient increase in revenues to cover such advertising and promotional expenses. Even if brand recognition increases, the number of physicians or consumers purchasing our products may not increase. Also, even if the number of new customers increases, those customers may not use our products on a regular basis and the constant identification of new customers must be successful to ensure increasing profitability.

WE MAY BE UNABLE TO SUCCESSFULLY IMPLEMENT OUR GROWTH STRATEGY.

         Our growth strategy is dependent upon our ability to increase sales and profit margins through the achievement of our business plan. This includes, but is not limited to:

         o        successfully integrating new products from time to time;

         o establishing, maintaining and expanding sales and distribution channels;

         o        developing new business;

         o maintaining existing customers with a strong customer service system;

         o        improving financial and management systems; and

         o hiring and retaining highly skilled management and consultants.

         Implementation of this strategy will depend in large part on our ability to:

         o        successfully raise capital, as needed;

         o obtain adequate financing on favorable terms to fund this growth strategy in the future;

         o        develop and expand our customer base;

         o        hire, train and retain skilled employees;

         o establish brand identity and successfully implement our marketing campaigns;

         o continue to expand despite increasing competition and continue to negotiate agreements on terms that increase or maintain our current profit margins;

         o        create sufficient demand for our products; and

         o        maintain a strong management team.

         Our failure with respect to any or all of these factors could impair our ability to successfully implement our growth strategy, which could have a material adverse effect on our results of operations and financial condition.

OUR EFFORTS MAY BE INEFFECTIVE AGAINST STIFF COMPETITION.

         We may be unable to generate sufficient brand awareness to gain market share against our existing competitors. Previously unidentified competitors may enter the market place and decrease our chance of acquiring the requisite market share. These competitors may be larger and much better funded. Our ability to respond to competitive product offerings and the evolving demands of the marketplace will play a key role in our ability to succeed.

WE ARE SUBJECT TO GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES.

         The healthcare industry is highly regulated at all levels. There are currently relatively few laws specifically directed towards in-home medical tests. However, due to the increasing popularity of such tests, it is possible that laws and regulations will be adopted with respect to these products. These laws and regulations could cover issues such as patient and company privacy, pricing, fraud, content and quality of services, taxation, advertising and information security. Such laws could result in substantial compliance costs and negatively interfere with the conduct, growth and financial performance of the business.

         The products offered by us are subject to certain federal and state government regulations. Our ability to provide such products is and will continue to be affected by such regulations. The implementation of unfavorable regulations or unfavorable interpretations of existing regulations by courts or regulatory bodies could require us to incur significant compliance costs, cause the development of the affected markets to become impractical and otherwise adversely affect our financial performance and ability to continue as a going concern.

         Our products are subject to federal and state consumer protection laws and regulations prohibiting unfair and deceptive trade practices. We may also be subject to related "plain language" statutes in place in many jurisdictions, which would require the use of simple, easy to read, instructions for consumers. Furthermore, the growth and demand for in-home tests could result in more stringent consumer protection laws that impose additional compliance burdens on us. Such consumer protection laws could result in substantial compliance costs and negatively interfere with the conduct, growth and financial performance of the business.

WE HAVE INSTITUTED LIMITED LIABILITY OF MANAGEMENT TO STOCKHOLDERS.

         We have adopted provisions in our articles of incorporation and our bylaws that limit the liability of officers, directors and employees and provide for indemnification by us of our officers, directors and employees as permitted by Nevada law. As a result, officers and directors shall have no personal liability to us or our stockholders for monetary damages for breach of fiduciary duties, except for acts or omissions which involve intentional misconduct, fraud, a knowing violation of law or the unlawful payment of dividends. The provisions substantially limit the stockholders' ability to hold officers and directors liable for breaches of fiduciary duty, and may require us to indemnify our officers and directors.

WE DO NOT HAVE THE ABILITY TO CONTROL THE VOLATILITY OF SALES.

         Our business is dependent on selling our product in a volatile consumer oriented marketplace. The retail consumer industry, by its nature, is very volatile and sensitive to numerous economic factors, including competition, market conditions, and general economic conditions. None of these conditions are within our control. There can be no assurance that we will have stable or growing sales, and otherwise maintain profitability, in the volatile consumer marketplace.

BECAUSE MEMBERS OF MANAGEMENT WILL CONTINUE TO OWN A SUBSTANTIAL PORTION OF OUR COMMON STOCK, OTHER STOCKHOLDERS MAY NOT HAVE THE ABILITY TO CONTROL OR LIMIT OUR ACTIONS THAT THEY BELIEVE ARE NOT IN THEIR BEST INTERESTS.

         As of March 18, 2005, our executive officers, Stephen E. King and David
J. Harrison, owned approximately 1,888,425 and 1,887,165 shares of our common stock, respectively. As a result, they have control over approximately 29.18% of our outstanding common stock. In addition, Mr. King and Mr. Harrison may together be deemed to control an additional 264,950 shares of our common stock by virtue of stock options held by them, and by common stock held by members of their immediate families. When acting together, Mr. King and Mr. Harrison could have sufficient voting power to influence the outcome of corporate matters submitted to the vote of our stockholders or to require us to refrain from taking actions favored by other stockholders. In addition, because they own a significant percentage of our outstanding common stock, they may be able to control the outcome of elections of directors and, as a result, other stockholders may be unable to replace current management.

WE MAY BE UNABLE TO REACT TO MARKET CHANGES.

         Our success is partially dependent upon our ability to develop our market and our ability, or lack thereof, to change our business model as may be necessary to adjust to changing markets and conditions. Our ability to successfully implement our business model as well as our ability to modify or change our business model to fit the needs of a changing market place are critical factors to our success, and our inability to do this can have a material adverse effect on our business and financial condition.

PARTICIPANTS IN THIS OFFERING WILL SUFFER SUBSTANTIAL DILUTION.

         Investors purchasing securities in this offering may incur an immediate, substantial dilution in the net tangible book value per share of the common stock. See "Dilution" on page 24. Investors purchasing securities in this offering may also suffer dilution upon the exercise of outstanding stock options, warrants and unit purchase options. In addition, we may issue a substantial amount of securities in the future, including stock options or stock grants to directors, officers, employees, or key consultants. Although not currently contemplated, there may also be additional issuances of shares related to future capital raising. Any grants of additional securities will have a dilutive effect on the securities purchased in this offering. In such event, the existing stockholders and those investors purchasing securities in this offering would incur substantial dilution of their interest, which could adversely affect the value of the securities being offered hereby.

WE MAY NOT BE ABLE TO ADEQUATELY MANAGE FUTURE GROWTH.

         If we are successful in developing our business plan, the anticipated future growth of the business could place a significant strain on our managerial, operational and financial resources. We cannot assure you that management would effectively manage a significant growth in our business. The failure to adequately manage growth would adversely affect our business operations and financial results.

OUR BUSINESS IS CURRENTLY BASED ON ONE TECHNOLOGY.

         Our business is currently based on one technology, which we license from a third party, and therefore, our revenues and overall ability to grow and obtain profitability are directly tied to that technology. If we were to lose the use of that technology for any reason, our revenues would decline and we would have no other revenue stream available to offset such decline. Accordingly, the loss of our right to use the technology on which our products are based would have a material adverse effect on our business and financial condition.

A SUCCESSFUL PRODUCT LIABILITY CLAIM COULD REQUIRE US TO PAY SUBSTANTIAL DAMAGES AND RESULT IN HARM TO OUR BUSINESS REPUTATION.

         Our products are healthcare products, and the marketing and distribution of such products involve the risk of product liability and similar claims. We carry product liability insurance in amounts we believe to be reasonable in light of the risks associated with our products. However, there can be no assurances that such coverage would be adequate to provide for any claims that may arise against us, or that any particular claim would be covered by our insurance. A successful claim brought against us could require us to pay substantial damages and result in harm to our business reputation, cause our products to be removed from the market or otherwise adversely affect our business and operations. Even in the event that claims are ultimately unsuccessful, our business may be adversely affected by expenditure of personnel time and legal costs.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the notes thereto and other financial information appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements relating to future events or our future financial performance and involving risk, uncertainties and assumptions. In light of these risks and uncertainties, the forward-looking events discussed in this report might not occur. Our actual financial results and performance may differ materially from those anticipated. Factors that may cause actual results or events to differ materially from those contemplated by the forward-looking statements include, among other things, the matters set forth under the caption "Risk Factors."

         You are cautioned not to place undue reliance on forward-looking statements contained in this report as these speak only as of its date. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

HISTORY AND BACKGROUND

         We were incorporated in the state of Nevada on September 1, 1998 under the name Centaur Capital Group, Inc. We changed our name to Advanced Global Industries Corporation on June 13, 2002. From the time of our formation until our acquisition of Synova Healthcare, Inc., we were a development stage company with no active business. Our business operations during the period were limited to raising capital for our business, which was abandoned in 2001.

         On January 13, 2005, we entered into a merger agreement with Synova Healthcare, Inc. In conjunction with the merger, on January 10, 2005, we changed our name to Synova Healthcare Group, Inc. On February 10, 2005, our wholly owned subsidiary, Synova AGBL Merger Sub Inc., a Delaware corporation, merged with Synova Healthcare, Inc., with Synova Healthcare, Inc. surviving the merger. The merger has been accounted for as a reverse purchase acquisition because former stockholders of Synova Healthcare, Inc. obtained a majority of the outstanding shares of our common stock in connection with the merger. The accompanying consolidated financial statements of the Company reflect the historical results of Synova Healthcare, Inc. The description of our business in this prospectus (including this Management's Discussion and Analysis of Financial Condition and Results of Operations) is the business previously conducted and to be conducted by Synova Healthcare, Inc.

BUSINESS

         We develop and distribute OTC and POC diagnostic tests that allow consumers and healthcare professionals to quickly and accurately diagnose and monitor certain health conditions. We believe our products improve human health and quality of life by allowing early and accurate awareness of the onset of specific medical conditions. We believe that earlier diagnosis of these medical conditions permits consumers, along with their healthcare providers, to act to mitigate any risks that may be inherent to such conditions. Our goal, where possible, is to supplant traditional invasive diagnostic testing, like blood tests, with less invasive, OTC or POC diagnostic tests.

         Our existing products, Menocheck(R) and MenocheckPro(TM) are in-home and in-office, respectively, non-invasive urine FSH tests for use in detecting and diagnosing the onset of menopause. Menocheck(R) is an OTC product that enables women to easily and accurately determine whether they have entered the menopause stage of their lives. Menocheck(R) is an easy to use product and functions in a manner similar to the OTC pregnancy tests that are commonly used today. MenocheckPro(TM) is a FDA approved, diagnostic for POC testing that enables physicians to quickly and accurately determine whether their patients have entered menopause.

RESULTS OF OPERATIONS

         For the year ended December 31, 2004, compared to the year ended December 31, 2003

         Net Revenue. Net revenue for the year ended December 31, 2004 was $489,090 compared to $137,144 for the year ended December 31, 2003, an increase of 257%. The increase can be attributed to a full year of operating activity, compared to two months in 2003, as well as to the increased brand awareness and demand for our products within the retail market. As we continue to implement our marketing plans with Menocheck(R) in the retail market and introduce MenecheckPro(TM) into the POC physician market, we anticipate that revenue will increase over 2005.

         Gross Profit. Gross profit increased to $332,843 for the year ended December 31, 2004, from $110,869 for the year ended December 31, 2003, an increase of 200%. Gross Profit as a percentage of revenue (gross margin) decreased from 81% for the year ended December 31, 2003 to 68% for the year ended December 31, 2004. The increase in gross profits follows the increase in new revenue and was a result of increased distribution within the retail market segment. The decrease in gross margin is a result of co-operative advertising within the retail market segment.

         Sales & Marketing Expenses. Sales and marketing expenses increased by 10% for the year ended December 31, 2004, compared to the year ended 2003 from $581,937 to $638,837, respectively. The increase can be attributed to increased advertising and brokerage fees related to product sales.

         General & Administrative Expenses. General and administrative expenses of $1,086,926 for the year ended December 31, 2004 represent an increase of 327% from $254,446 for the year ended December 31, 2003. The increase is a result of a full year of operational expenses, as well as establishing the operational component to support launch of our product to the consumer market.

LIQUIDITY AND CAPITAL RESOURCES

         Operating Activities. Operating activities used $1,094,560 for the year ended December 31, 2004 compared to cash used in operating activities of $493,736 for the year ended December 31, 2003. The $600,824 increase in cash used in operating activities was primarily attributable to the increase in the operating loss for the year ended December 31, 2004, offset by stock issued for compensation, services and interest, increase in accounts payable and a decrease in accounts receivable.

         Investing Activities. Capital expenditures for the year ended December 31, 2004 were $2,131 compared to capital expenditures for the year ended December 31, 2003 of $40,301. The decrease in capital expenditure is related to investing in computer and office equipment in the first year of operations in 2003.

         Financing Activities. Financing activities provided $1,086,130 for the year ended December 31, 2004 compared to cash provided of $555,152 for the year ended December 31, 2003. The increase in financing activity is related to a short-term loan of $475,000 and additional sales of common stock.

         Capital Resources. To date operating funds have been provided primarily by sales our of common stock, which total $1,099,006 through December 31, 2004, and to a lesser degree short-term loans for working capital.

         Synova entered into a loan payable dated April 30, 2004, and secured by certain of the company's assets. The loan bears interest fixed at 15% per annum payable on a monthly basis. The outstanding principal ($475,000) is due on May 1, 2005.

         Our liquidity needs relate primarily to working capital, capital expenditure and general corporate requirements. Historically, cash generated from the sale of common stock has been our principal source of liquidity. Following the consummation of the merger, we expect that cash generated from revenues and available under a new senior credit facility (to be negotiated) will be our principal sources of liquidity. Based on our current operations and operational improvements, we believe our available cash and our available borrowings under a new senior secured credit facility (to be negotiated) will be adequate to meet our liquidity needs for at least the next twelve months. We cannot assure you, however, that our business will generate sufficient cash flows from operations or that future borrowings will be available to us under a new secured credit facility (to be negotiated) in an amount sufficient to enable us to fund our liquidity needs.

         Contractual Obligations. We lease office space with the lease expiring on November 30, 2005. Monthly payments under the lease are $2,063.

         Off-Balance Sheet Items. We had no off-balance sheet items as of December 31, 2004.

CRITICAL ACCOUNTING POLICES AND ESTIMATES

         We prepared our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. As such, we are required to make certain estimates, judgments and assumptions that we believe are reasonable based upon the information available. These estimates and assumptions that we believe are reasonable are based upon the information available. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. The significant accounting polices which we believe are the most critical to aid in fully understanding and evaluating our reported financial results include the following:

         Revenue Recognition. We recognize revenue when the earnings process is complete, evidenced by an agreement between the customer and us, delivery and acceptance has occurred, collectibility is reasonably assured and pricing is fixed and determinable. In certain cases the company does not recognize a liability to Synova until the product is sold. In these cases revenue is not recognized until the product is sold and the related inventory is carried as an asset until such sale occurs.

         Allowance for Doubtful Accounts. We make estimates of potentially uncollectible customer accounts receivable. Our reserves are based on an analysis of individual customer and historical write-off experience. Our analysis includes the age of the receivable, creditworthiness and general economic conditions. We believe the results could be materially different if historical trends do not reflect actual results or if economic conditions worsened.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

         In December 2004, the FASB revised SFAS 123, "Accounting for Stock-Based Compensation" to require all companies to expense the fair value of employee stock options. SFAS 123R is effective for the first period ending after December 15, 2005 for a small business issuer.

         The following recently issued accounting pronouncements are currently not applicable to the Company.

         In January 2003, subsequently revised December 2003, the FASB issued FASB Interpretation No. 46R ("FIN 46R"), Consolidation of Variable Interest Entities - An Interpretation of AARB N. 51. FIN 46R requires that if any entity has a controlling financial interest in a variable interest entity, the assets, liabilities and results of activities of the variable interest entity should be included in the consolidated financial statements of the entity. FIN 46R provisions are effective for all arrangements entered into after January 31, 2003. FIN 46R provisions are required to be adopted for the first period ending after December 15, 2004 for a small business issuer.

         FAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, requires financial instruments within its scope to be classified as liabilities (or assets in some circumstances). The Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise effective at the beginning of the first interim period beginning after June 15, 2003, except for certain mandatorily redeemable financial instruments. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The effective date of certain provisions of Statement 150 for certain mandatorily redeemable financial instruments has been deferred by FSP FAS 150-3. Under the FSP, certain mandatorily redeemable shares are subject to the provisions of Statement 150 for the first fiscal period beginning after December 15, 2004. Other mandatorily redeemable shares are deferred indefinitely but may be subject to classification or disclosure provisions of the Statement. A table indicating the revised effective dates of Statement 150 for particular kinds of entities and instruments is available on the FASB website.

                                    BUSINESS

HISTORY AND BACKGROUND

         We are a Nevada corporation, with operations run through our Delaware subsidiary, Synova Healthcare, Inc. Our principal executive offices are located in Media, Pennsylvania. We are focused on developing and distributing rapid, over-the-counter, or OTC, and point-of-care, or POC, diagnostic tests that allow consumers and healthcare professionals to rapidly and accurately diagnose and/or monitor the onset of certain of health conditions.

         We were incorporated in Nevada on September 1, 1998, under the name Centaur Capital Group, Inc. We changed our name numerous times since our formation, but as of December 31, 2004 our name was Advanced Global Industries Corporation. From the time of our formation until our acquisition of Synova Healthcare, Inc., we were a development stage company with no active business. Our business operations during this period were limited to raising capital for our business, which was abandoned in 2001.

         In December 2004, we entered into a letter of intent to merge with Synova Healthcare, Inc. In connection with that merger, on January 10, 2005, we changed our name from Advanced Global Industries Corporation to Synova Healthcare Group, Inc. and entered into a definitive merger agreement with Synova Healthcare, Inc. On February 10, 2005, our wholly owned subsidiary, Synova AGBL Merger Sub, a Delaware corporation, merged with Synova Healthcare, Inc., with Synova Healthcare, Inc. surviving the merger. In connection with the merger, each outstanding share of Synova Healthcare, Inc. common stock was cancelled and converted into the right to receive 8.75 shares of our common stock. Each outstanding stock option (and other convertible security) to purchase Synova Healthcare, Inc. common stock was cancelled and converted into a stock option (or other convertible security) to purchase 8.75 shares of our common stock (with appropriate adjustments to the applicable exercise prices). Immediately upon the consummation of the merger, the Synova Healthcare, Inc. stockholders and the holders of Synova Healthcare, Inc. stock options or other convertible securities held approximately seventy percent (70%) of our outstanding voting stock on a fully diluted basis. Synova Healthcare, Inc. is now our wholly owned operating subsidiary. The description of our business in this prospectus describes the business previously conducted, and to be conducted, by Synova Healthcare, Inc. Unless the context indicates otherwise, all references in this prospectus to "we," "our," "us" or the "company" refer on a consolidated basis to Synova Healthcare Group, Inc., a Nevada corporation.

         On February 10, 2005, we commenced a private offering of units to raise up to an aggregate of $3,500,000. Each unit consisted of 50,000 shares of our common stock and warrants to purchase 40,000 shares of our common stock. The warrants are exercisable at $2.00 per share and have a term of five years following their issuance. The unit offering closed on March 15, 2005, after we raised an aggregate of $3,500,000 by selling an aggregate of 70 units. In connection with this private offering, we entered into a registration rights agreement with the investors in the offering. Pursuant to the registration rights agreement, we agreed to register for resale the shares issued to the investors in the unit offering, as well as the shares underlying the warrants issued in the offering. The registration rights agreement permits us to also include (i) a specified number of shares held by our stockholders prior to the offering and (ii) the shares underlying the unit purchase options issued to our placement agents in the offering. The registration statement of which this prospectus is a part was filed for purposes of satisfying our obligations under the registration rights agreement.

         We develop and distribute OTC and POC diagnostic tests that allow consumers and healthcare professionals to rapidly and accurately diagnose and/or monitor certain health conditions. We are committed to delivering high quality and innovative OTC and POC medical diagnostics that may enable consumers to be more proactive in the management of their personal health. We believe our products improve human health and quality of life by providing early and accurate awareness of the onset of specific medical conditions. We also believe that earlier diagnosis of these medical conditions permits consumers, along with their healthcare providers, to act to mitigate certain risks that may be inherent to such conditions. Our goal, where possible, is to supplant traditional invasive diagnostic testing, like blood tests, by offering consumers and clinicians a quick and accurate, less invasive, test at the very point where its use is desired (either in-home or in-office) by consumers and clinicians. Our existing products, Menocheck(R) and MenocheckPro(TM), are in-home and in-office, respectively, non-invasive urine follicle-stimulating hormone, or FSH, tests for use in detecting and diagnosing the onset of menopause.

MENOPAUSE

         Menopause, by medical textbook definition, is the cessation of menses for 12 full months. In most women, it generally occurs between the ages of 40 and 55 but can occur as early as 35 or as late as 60 (mean age of onset is 50.5).

When menopause occurs, it marks a definitive point in time when certain health risks are substantially increased. Studies show that menopause can have a significant impact on the progression of heart disease and an increased potential for osteoporosis. We believe these long-term effects of menopause are important considerations for women, and some of the reasons why a woman would benefit from knowing her menopausal status.

         The slow change in ovarian function associated with the transition to menopause can take place anywhere from two to ten years before a woman's final period. The stage just prior to menopause, when ovarian function declines, is called perimenopause. Perimenopause (or early menopause) is characterized by irregular menstrual cycles, variable menstrual flow, hot flashes, fragmented sleep, mood swings, short-term memory loss, unexplained fatigue and diminished sexual desire.

         As a woman begins to enter menopause, her body makes an excessive amount of the hormone FSH. FSH is a peptide hormone produced in the pituitary gland at the base of the brain. It is normally present in blood and varies in concentration with the stage of the menstrual cycle, and normally regulates the growth and development of an egg. When estrogen levels drop, FSH is excessively released from the pituitary gland. As a woman grows older and eventually passes beyond the childbearing stage of life, the ovaries gradually make less and less of the hormone estrogen and FSH increases. As a result, a woman's FSH levels are a reliable indicator of a woman's menopausal status. FSH is eventually metabolized or filtered from the bloodstream into the urine as waste. Our current products are designed to detect elevated FSH levels in urine.

CURRENT PRODUCTS

         Menocheck(R)

         Menocheck(R) is an OTC product that enables women to easily and accurately determine whether they have entered the menopause stage of their lives. Menocheck(R) is an easy to use product that functions in a manner similar to the OTC pregnancy tests that are commonly used in the detection of pregnancy. Menocheck(R) provides women with a discreet method - a urine test - for determining their menopausal status from the privacy of their own home. We expect this product to fill a perceived void in the current diagnosis, and ultimately the management of, menopause.

         We began offering and distributing Menocheck(R) for retail sale in November 2003. It is currently available for purchase in more than 15 retail distributors, including Walgreens, Albertson's, Happy Harry's, Eckerd Drugs, Longs Drugs and Duane Reade. Menocheck(R) typically sells for a retail price of $19.99.

         MENOCHECKPRO(TM)

         MenocheckPro(TM) is an FDA approved diagnostic for POC in-office testing that enables health care providers to quickly and accurately determine whether their patients are transitioning into menopause. This in-office test is intended specifically for evaluating hormone changes related to the symptoms associated with the onset of menopause. We believe MenocheckPro(TM) is the first and currently only non-invasive FSH urine test to have been approved and made commercially available for professional in-office use by health care providers.

         In certain circumstances, physicians may be able to seek reimbursement for administering the test in-office as part of a patient visit by submitting a specifically designated Compendium of Practices and Therapeutics, or CPT, billing code to the appropriate insurance company or end-payor. We believe the use of MenocheckPro(TM) provides immediate reliable results for the patient and physician, which then enables the patient and physician to promptly discuss an appropriate treatment plan.

         We generally do not distribute MenocheckPro(TM) directly to our target customers (i.e., health care providers). We have established strategic relationships with certain physician supply organizations that offer MenocheckPro(TM) to targeted health care providers. We expect these strategic partnerships to enable us to rapidly introduce MenocheckPro(TM) into the offices of health care providers, thereby driving direct-to-physician sales, but also working to build support among physicians for our OTC product, Menocheck(R).

TARGET MARKET

         With increasing life expectancy, we believe the average woman now lives one-third of her life in a postmenopausal status. After menopause, a woman loses the protective effect of estrogen, leading to an increased risk of a number of major diseases including heart disease, osteoporosis and Alzheimer's disease. Menopause is generally defined as 12 months without menses or six months without menses coupled with a positive blood test demonstrating elevated levels of FSH. FSH is secreted by the pituitary gland in women of child-bearing age to stimulate the ovaries to grow and develop an egg and subsequently cause the secretion of estrogen. As ovarian function declines with advancing age, the pituitary gland tries to stimulate the ovaries by releasing more FSH into the bloodstream. When a woman's FSH levels rise and are sustained at levels of 30 mIU/ml or greater, it is generally accepted that she is entering menopause. Current FSH blood tests are invasive, time consuming and expensive, with the cost ranging from approximately $40 for a single FSH test, to approximately $200 for a multi-panel hormone test, including the FSH test.

         We believe women want to know if and when they are transitioning into menopause. Given that menopause evolves gradually and presents with a number of different symptoms in varying constellations, women are often not sure if their symptomatology is due to menopause or a more serious medical disease (e.g., thyroid disease, diabetes, mood/anxiety disorders, ovarian cancer). We believe that identifying menopause as the cause of symptoms may give women reassurance (peace of mind) that a more serious disease is not present. We also believe that a determination that a woman is in, or transitioning into, menopause enables her to adjust certain behaviors for purposes of reducing her risk of contracting any of the major diseases (e.g., heart disease and osteoporosis) that become more likely once a woman is in menopause. If a patient discovers that menopause is not the underlying cause of her symptoms, she can work in concert with her physician to search for other conditions and/or diseases from which she may be suffering. It also signals that she may still be fertile, and thus susceptible to a late life pregnancy. Either way, we believe a positive or negative test directionally provides the woman with critical health information.

         The target market for our current products, Menocheck(R) and MenocheckPro(TM), are the approximately 57 million American women aged 35 to 60 who may enter the perimenopausal and/or menopausal stages of life. We believe that approximately 40 million women in the United States are now experiencing menopause. With the aging of the populace, we believe that this number is expected to increase over the next decade. Perimenopause, the transition to menopause, varies from woman to woman, and can last anywhere from 2 to 10 years. We believe there is opportunity for repeat testing with Menocheck(R) as women or their physicians (using MenocheckPro(TM)) continue to track their transition to menopause.

FUTURE PRODUCTS

         We are currently evaluating additional diagnostic product opportunities, including products that may prove useful in the areas of infertility, obstetrics and the detection of certain cancers. In some cases, we intend to own our own intellectual property as part of our product development strategy. In other cases, we may elect to license the applicable technology. To date, we have filed one provisional patent application in the United States relating to an obstetrics related product we are considering for commercial development in the future.

TECHNOLOGY

         We do not own the patents for Menocheck(R) and MenocheckPro(TM). We have the right to distribute Menocheck(R) and MenocheckPro(TM) pursuant to a non-exclusive distribution agreement with Applied Biotech, Inc., or ABI, a wholly owned subsidiary of Inverness Medical Innovations. Under the distribution agreement, Menocheck(R) and MenocheckPro(TM) are manufactured and supplied to us by ABI and/or its affiliates. The distribution agreement expires on June 22, 2013, but is automatically renewable for subsequent periods of two years unless one party notifies the other party in writing of its desire to terminate at least 60 days prior to June 22, 2013 or the end of any subsequent two-year renewal period. Under the distribution agreement, ABI is responsible for manufacturing, for 501(k) and other filings necessary with the FDA and U.S. Centers for Disease Control, and for certain other matters. Under the distribution agreement, we have the responsibility for registrations or other filings necessary in other foreign distribution territories.

         Both Menocheck(R) and MenocheckPro(TM) are predicated on the same technology. The test is a one-step immuno-chromatographic assay for the qualitative determination of FSH in system concentration levels of 25 mIU/ml or greater in human urine. The test uses a unique combination of monoclonal and polyclonal antibodies to selectively identify FSH with a high degree of sensitivity and accuracy. Controlled laboratory studies of Menocheck(R) and MenocheckPro(TM) result in a 94% accuracy rate in detecting FSH, which is comparable to the accuracy of an FSH blood test.

         As mentioned above, the core technology on which our existing products are based is licensed on a non-exclusive basis from ABI. We have one U.S. registered trademark, Menocheck(R), and six pending U.S. trademark applications. We have also filed a trade-mark application in Canada for the mark "Menocheck(R)." In addition, we have filed one provisional patent application in the United States relating to a product we are considering for future development. Except for the trade-mark application filed in Canada for "Menocheck," we have not made any trademark or patent filings outside of the United States.

MARKETING

         We intend to pursue a comprensive marketing strategy, which will include direct marketing, advertising, promotional programs, and public relations activities to both the professional and consumer audiences. We hope to capitalize on what we believe is a significant trend in the healthcare industry. We believe that diagnostic testing in certain areas previously conducted exclusively in the laboratory setting is now being conducted by physicians and consumers either in physicians' offices or in the homes of consumers. According to our market research, the POC diagnostic market for all products, including menopause products, is currently estimated to be approximately $3 billion, and is expected to double in size over the next five years, reaching approximately $6 billion worldwide by 2010.

         We believe the following forces are driving the growth of the OTC and POC diagnostic market:

         o Patients continue to seek more control over their personal health. We believe that consumers desire accurate, fast and relatively inexpensive diagnostic alternatives to the laborious task of scheduling an appointment, visiting the doctor's office, undergoing a test, waiting days for the results and attempting to reach the physician to hear results.

         o Technology is rapidly advancing, providing faster and cheaper methods to supplant traditional invasive blood testing with non-invasive urine tests, such as the commonly used OTC pregnancy tests and our menopause tests.

         o Third party payors are increasingly favoring POC testing, as it has the potential to lower their overall cost for routine diagnostic laboratory testing.

         We intend to deploy a branding strategy for Menocheck(R) and MenocheckPro(TM), whereby we intend to use the market acceptance of each of our two products (one in the OTC market and one in the POC market) to increase sales and brand awareness of the other product in the other market. For example, we believe that consumer use and awareness of Menocheck(R) in the OTC market will increase the awareness and adoption of MenocheckPro(TM) by health care providers in the POC market. Conversely, we believe that the broad marketing and distribution of

MenocheckPro(TM) to health care providers in the POC market will in turn also increase retail sales of Menocheck(R) in the OTC market. We anticipate that the credibility achieved through broad distribution within each of the different markets (i.e., OTC and POC) will establish overall product confidence in our brand in the minds of consumers.

         We intend to differentiate our products by creating innovative, high quality brands that are recognized by consumers as being the preferred choice of healthcare providers. We hope consumers will associate our products with the perception of "doctor recommended." We expect physicians' use of MenocheckPro(TM) in their offices and their advice to patients to use Menocheck(R) in the home will synergistically drive sales of both products. There can be no assurance that we will achieve the credibility or overall product confidence that we expect.

COMPETITION

         Direct competition to date in the retail OTC market is limited to a single competitor, Amerifit Nutrition, Inc. Amerifit, makers of a menopause supplement called Estroven(R), introduced the Estroven(R) Menopause Monitor(TM) as a competitor to Menocheck(R) in early 2004. The Estroven(R) Menopause Monitor(TM) functions in a manner substantially similar to our products, with an equivalent level of accuracy. However, based on our market research, we believe the Estroven Menopause Monitor(TM) is approved only for retail OTC use and, unlike MenocheckPro(TM), is not approved for in-office use by healthcare professionals. There can be no assurance that the Estroven(R) Menopause Monitor(TM), or a similar competitive product, will not obtain FDA approval for professional in-office use by health care providers in the future.

         In May 2004, Amerifit launched a marketing campaign to promote its product. As a company with a previously established retail distribution network, Amerifit had access to a larger number of distribution points at the time of its launch. Based on our market research, both Menocheck(R) and the Estroven(R) Menopause Monitor(TM) are marketed and sold in approximately 45% of the current OTC market segment. The Estroven Menopause Monitor(TM) is also marketed and sold uncontested in approximately 55% of the OTC retail market segment.

         In addition to direct competition from Amerifit, our products also compete with the traditional, invasive, FSH testing paradigm of the blood assay (i.e., blood tests). These traditional blood tests provide a quantitative measure of the FSH level with at least the same degree of accuracy as our products. However, we believe that blood tests are more invasive, time consuming and considerably more expensive than testing with our products. Our marketing strategy is to attempt to change this traditional testing paradigm for menopause in the same manner that the POC home pregnancy tests changed the traditional testing paradigm for the confirmation of pregnancy.

EMPLOYEES

         We currently have five full-time employees. We have begun to identify key personnel to assist in our continued growth and development. We have no labor union contract between us and any union, and we do not anticipate unionization of our personnel in the foreseeable future.

PROPERTY

         Our offices and principal place of business are located at 1400 North Providence Road, Suite 6010, Media, Pennsylvania 19063. We entered into a sublease as of August 12, 2003, for a term of 27 months, expiring on November 30, 2005. The offices are approximately 2,500 square feet in size and are leased at an annual rent of approximately $25,000. We believe that our current facilities are adequate and suitable for our current use.

                                 USE OF PROCEEDS

         The securities offered in this prospectus are being registered for the account of the selling stockholders identified in this prospectus. All of the net proceeds from the sale of the common stock will go to the respective selling stockholders who offer and sell their securities. We will not receive any part of the proceeds from such sales of securities. If all of the warrants and unit purchase options (including the warrants underlying such unit purchase options) are exercised for cash, we will receive aggregate proceeds of $6,510,000, which will be used for working capital and general corporate purposes. There can be no assurance that the warrants or the unit purchase options will be exercised or that they will be exercised for cash.

                         DETERMINATION OF OFFERING PRICE

         Our common stock will be offered by the selling stockholders in amounts, at prices, and on terms to be determined in light of market conditions at the time of sale. The shares may be sold directly by the selling stockholders in the open market at prevailing prices or in individually negotiated transactions, through agents, underwriters, or dealers. We will not control or determine the price at which the shares are sold.

                                 DIVIDEND POLICY

         We have never declared or paid a cash dividend and we do not expect to pay cash dividends in the foreseeable future. If we do have available cash, we intend to use it to grow our business.

                                    DILUTION

         The net tangible book value of our common stock as of December 31, 2004, was $(757,364), or approximately $(0.20) per share.

         Net tangible book value dilution per share to new investors in this offering represents the difference between the amount per share paid by purchasers of common stock in this offering and the pro forma net tangible book value per share of our common stock as of December 31, 2004. Our pro forma net tangible book value as of December 31, 2004 is $2,742,635, or $0.20 per share, and was calculated as if (i) the merger of our subsidiary, Synova AGBL Merger Sub, Inc. with Synova Healthcare, Inc. and (ii) our $3,500,000 private offering of units occurred as of December 31, 2004. Assuming that investors in this offering purchase shares of our common stock at $2.75 per share, which was the last price at which our shares of common stock sold, investors in this offering will suffer an immediate dilution in net tangible book value of $2.55 per share.

         The following tale illustrates the per share dilution:

            Assumed public offering price per share....................  $  2.75
            Pro forma net tangible book value per share as of
              December 31, 2004........................................  $  0.20
                                                                         -------
            Dilution per share to investors in this offering ..........  $  2.55
                                                                         =======

                              SELLING STOCKHOLDERS

         The following table sets forth the beneficial ownership of the selling stockholders as of March 18, 2005. Shares of common stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of March 18, 2005, are deemed outstanding for computing the percentage of the selling stockholder holding such option or warrant, but are not deemed outstanding for computing the percentage of any other selling stockholder.

         The table below assumes that all of the securities will be sold in the offering. However, any or all of the securities listed below may be retained by any of the selling stockholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling stockholders upon termination of this offering. Except as provided below, we believe that the selling stockholders listed in the table have sole voting and investment power with respect to the securities indicated.

         The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the distribution of registered shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

                                                                                 TOTAL
                                           NUMBER OF         NUMBER OF         NUMBER OF
                                           SHARES OF         SHARES OF         SHARES OF
                                          COMMON STOCK      COMMON STOCK         COMMON
                                         NOT INCLUDING      REPRESENTED          STOCK         SHARES TO                    PERCENT
                                           WARRANTS,        BY WARRANTS       BENEFICIALLY     BE OFFERED      SHARES        OWNED
                                          BENEFICIALLY      BENEFICIALLY         OWNED        PURSUANT TO      OWNED         AFTER
                                         OWNED BEFORE       OWNED BEFORE         BEFORE           THIS         AFTER       OFFERING
                NAME                      OFFERING (1)      OFFERING (1)      OFFERING (1)     PROSPECTUS     OFFERING        (2)
--------------------------------------   -------------     -------------     -------------   -------------   ---------     --------
Markus Bertschin                                50,000            40,000            90,000          90,000          --         *
Willy Betschart                                300,000           240,000           540,000         540,000          --         *
Lawrence M. Brotzge                             25,000            20,000            45,000          45,000          --         *
Bushido Capital Master Fund, LP (3)            250,000           200,000           450,000         450,000          --         *
Emilio Chiavaralli                              20,000            16,000            36,000          36,000          --         *
Andrew Comstock                                 10,000             8,000            18,000          18,000          --         *
Court Global SA (4)                            150,000           120,000           270,000         270,000          --         *
Coutts Bank Von Ernst Ltd. (5)                 375,000           300,000           675,000         675,000          --         *
Jason DiMatteo                                  25,000            20,000            45,000          45,000          --         *
First Initiative Corp. (4)                      20,000            16,000            36,000          36,000          --         *
Lee and Susan Fishman                           25,000            20,000            45,000          45,000          --         *
Gamma Opportunity Capital Partners,
LP (6)                                         250,000           200,000           450,000         450,000          --         *
Verena Gerber                                   50,000            40,000            90,000          90,000          --         *
Graeme Balcom (7)                               20,000            16,000            36,000          36,000          --         *
Jordan K. Grant                                 50,000            40,000            90,000          90,000          --         *
Reto Hartinger                                  25,000            20,000            45,000          45,000          --         *
High Heat, L.P. (8)                             20,000            16,000            36,000          36,000          --         *
Interloan SA (4)                                40,000            32,000            72,000          72,000          --         *
Arie Karamanshe (7)                             50,000            40,000            90,000          90,000          --         *
James Ladner                                    25,000            20,000            45,000          45,000          --         *

                                                                                 TOTAL
                                           NUMBER OF         NUMBER OF         NUMBER OF
                                           SHARES OF         SHARES OF         SHARES OF
                                          COMMON STOCK      COMMON STOCK         COMMON
                                         NOT INCLUDING      REPRESENTED          STOCK         SHARES TO                    PERCENT
                                           WARRANTS,        BY WARRANTS       BENEFICIALLY     BE OFFERED      SHARES        OWNED
                                          BENEFICIALLY      BENEFICIALLY         OWNED        PURSUANT TO      OWNED         AFTER
                                         OWNED BEFORE       OWNED BEFORE         BEFORE           THIS         AFTER       OFFERING
                NAME                      OFFERING (1)      OFFERING (1)      OFFERING (1)     PROSPECTUS     OFFERING        (2)
--------------------------------------   -------------     -------------     -------------   -------------   ---------     --------
Largo Consulting (9)                            25,000            20,000            45,000          45,000          --         *
Werner Leupin                                   30,000            24,000            54,000          54,000          --         *
Huibrech Lindhout (10)                          25,000            20,000            45,000          45,000          --         *
Brian Kaufman                                   20,000            16,000            36,000          36,000          --         *
Walter Kuhn                                     20,000            16,000            36,000          36,000          --         *
Maria Maccecchini                               25,000            20,000            45,000          45,000          --         *
Edward McNamara                                 20,000            16,000            36,000          36,000          --         *
Merlin Asset Management (4)                     50,000            40,000            90,000          90,000          --         *
Leon van der Merwe                              50,000            40,000            90,000          90,000          --         *
Roger Muelhoupt                                 50,000            40,000            90,000          90,000          --         *
Douglas B. Nedry                                50,000            40,000            90,000          90,000          --         *
Nube Administration Inc. (4)                    20,000            16,000            36,000          36,000          --         *
Beatrice Peter                                 100,000            80,000           180,000         180,000          --         *
Phase Two Investments, LLP (11)                 25,000            20,000            45,000          45,000          --         *
Alan Platner                                    50,000            40,000            90,000          90,000          --         *
Piper Foundation (4)                            20,000            16,000            36,000          36,000          --         *
Emil Rebsamen                                   30,000            24,000            54,000          54,000          --         *
Kurt Rebsamen                                   20,000            16,000            36,000          36,000          --         *
Max Rechsteiner                                 10,000             8,000            18,000          18,000          --         *
Heinz Rietschle                                 20,000            16,000            36,000          36,000          --         *
Judith Risch                                    20,000            16,000            36,000          36,000          --         *
Robin Hood Ventures Management,
Inc. (12)                                       10,350             8,280            18,630          18,630          --         *
Kurt Rohner                                     10,000             8,000            18,000          18,000          --         *
Jay Rosan                                       25,000            20,000            45,000          45,000          --         *
RPC AG (13)                                     25,000            20,000            45,000          45,000          --         *
Renato Schaeppi                                 25,000            20,000            45,000          45,000          --         *
Peter Schmid                                    20,000            16,000            36,000          36,000          --         *
Vincent J. Schiavone                            50,000            40,000            90,000          90,000          --         *
Kendall M. Schoenrock                           25,000            20,000            45,000          45,000          --         *
Anita Shapolsky                                 50,000            40,000            90,000          90,000          --         *
Nicholas Sleeva (7)                             25,000            20,000            45,000          45,000          --         *
Erwin Speckert (14)                            740,000(14)       592,000(14)     1,332,000(14)     360,000          --         *
Margaret Speckert                              100,000            80,000           180,000         180,000          --         *
Suzanne Speckert (7)                            10,000             8,000            18,000          18,000          --         *
Wally Speckert (7)                              50,000            40,000            90,000          90,000          --         *
Irene Spivack (7)                                5,000             4,000             9,000           9,000          --         *
Tom and Carol Stefopulos (7)                    15,000            12,000            27,000          27,000          --         *
Donald E. Stewart, Jr.                           4,650             3,720             8,370           8,370          --         *
Marianne Strub (7)                               5,000             4,000             9,000           9,000          --         *
Subaraschi Foundation (4)                       50,000            40,000            90,000          90,000          --         *
Britta Thurnheer                                10,000             8,000            18,000          18,000          --         *

                                                                                 TOTAL
                                           NUMBER OF         NUMBER OF         NUMBER OF
                                           SHARES OF         SHARES OF         SHARES OF
                                          COMMON STOCK      COMMON STOCK         COMMON
                                         NOT INCLUDING      REPRESENTED          STOCK         SHARES TO                    PERCENT
                                           WARRANTS,        BY WARRANTS       BENEFICIALLY     BE OFFERED      SHARES        OWNED
                                          BENEFICIALLY      BENEFICIALLY         OWNED        PURSUANT TO      OWNED         AFTER
                                         OWNED BEFORE       OWNED BEFORE         BEFORE           THIS         AFTER       OFFERING
                NAME                      OFFERING (1)      OFFERING (1)      OFFERING (1)     PROSPECTUS     OFFERING        (2)
--------------------------------------   -------------     -------------     -------------   -------------   ---------     --------
Peter Tschirky                                 100,000            80,000           180,000         180,000          --         *
David and Meryle Twersky                       100,000            80,000           180,000         180,000          --         *
Walter Vollenweider                             20,000            16,000            36,000          36,000          --         *
Richard C. Whiffen                              50,000            40,000            90,000          90,000          --         *
Bruce Wilson (7)                                10,000             8,000            18,000          18,000          --         *
Oceana Partners LLC (15)                       675,000(16)       140,000(17)       815,000         815,000          --         *
G.M. Capital Partners, Ltd. (18)             1,185,000(19)       140,000(20)     1,325,000         315,000   1,010,000       6.17%
John S. and Rebecca W. Adams                    87,500                --            87,500          71,572      15,928         *
Jospeh L. and Colleen F. Arra                   35,000                --            35,000          28,630       6,370         *
Holly Atkinson                                  17,500                --            17,500          14,314       3,186         *
Joe Babin                                        8,750                --             8,750           7,157       1,593         *
John Babin                                       8,750                --             8,750           7,157       1,593         *
Peter Bandera                                   17,500                --            17,500          14,314       3,186         *
Lawrence R. Bardfeld                            43,750                --            43,750          35,786       7,964         *
Stephen W. Barth                                 4,375                --             4,375           3,579         796         *
Troy Bennett                                     1,750                --             1,750           1,431         319         *
Gerald J. Bradley                                1,750                --             1,750           1,431         319         *
Michael G. and Erin Buckley Bradley              3,500                --             3,500           2,864         636         *
Matthew and Mary Brennan                         3,500                --             3,500           2,863         637         *
PHM SEP FBO Matthew Brennan (21)                 6,125                --             6,125           5,010       1,115         *
Brennan Advertising, Inc. (21)                  13,125                --            13,125          10,736       2,389         *
Thomas C. and Joanne Brogan                      7,000                --             7,000           5,728       1,272         *
John Burdsall and Lorraine Burdsall              8,750                --             8,750           7,157       1,593         *
Joseph and Karen Carroll                        70,000                --            70,000          57,257      12,743         *
Rose A. Chebookjian                             43,750                --            43,750          35,786       7,964         *
John Clark                                       8,750                --             8,750           7,157       1,593         *
Brad Dickerson                                 142,310(22)            --           142,310         111,652      30,658         *
Patricia DiGiallorenzo                           7,000                --             7,000           5,726       1,274         *
James H. Douglass, III                           8,750                --             8,750           7,157       1,593         *
David Downey                                   100,073                --           100,073          81,856      18,217         *
Daniel S. Doyle                                 43,750                --            43,750          35,786       7,964         *
Steven Edell                                    87,500                --            87,500          71,572      15,928         *
James M. and Julie W. Emig                      87,500                --            87,500          71,572      15,928         *
Joseph and Patricia Ennis                        5,250                --             5,250           4,294         956         *
Melissa Ennis                                    3,500                --             3,500           2,863         637         *
John and Amy George                              8,750                --             8,750           7,157       1,593         *
Bruce Greenfield                                 8,750                --             8,750           7,157       1,593         *
Darcy and Stephanie Griffin                      4,375                --             4,375           3,580         795         *

                                                                                TOTAL
                                           NUMBER OF         NUMBER OF         NUMBER OF
                                           SHARES OF         SHARES OF         SHARES OF
                                          COMMON STOCK      COMMON STOCK         COMMON
                                         NOT INCLUDING      REPRESENTED          STOCK         SHARES TO                    PERCENT
                                           WARRANTS,        BY WARRANTS       BENEFICIALLY     BE OFFERED      SHARES        OWNED
                                          BENEFICIALLY      BENEFICIALLY         OWNED        PURSUANT TO      OWNED         AFTER
                                         OWNED BEFORE       OWNED BEFORE         BEFORE           THIS         AFTER       OFFERING
                NAME                      OFFERING (1)      OFFERING (1)      OFFERING (1)     PROSPECTUS     OFFERING        (2)
--------------------------------------   -------------     -------------     -------------   -------------   ---------     --------
John Harrison                                   67,795                --            67,795          55,454      12,341         *
Stephen Hershey                                 35,000                --            35,000          28,629       6,371         *
Alka Hoffman                                     3,500                --             3,500           2,863         637         *
PHM SEP FBO Alka Hoffman                         6,125                --             6,125           5,010       1,115         *
Michael and Marianne Holland                     4,375                --             4,375           3,579         796         *
Scott and Karen Holloway                        35,000                --            35,000          28,629       6,371         *
Troy Hopps                                       4,375                --             4,375           3,579         796         *
Joseph Hrysko                                    4,375                --             4,375           3,579         796         *
Paul Isenberg                                   11,673                --            11,673           9,548       2,125         *
Richard E. Javage, Jr.                           8,750                --             8,750           7,157       1,593         *
Gail Kasprick                                      245                --               245             200          45         *
Mr. and Mrs. Morley Kasprick                       875                --               875             716         159         *
Brian Kaufmann                                  35,000                --            35,000          28,629       6,371         *
Paul and Cathy Kazanjian                         3,500                --             3,500           2,863         637         *
Allan D. King                                    1,750                --             1,750           1,431         319         *
Constance A. King                                  245                --               245             200          45         *
Brian Kirby                                     26,250                --            26,250          21,471       4,779         *
 Charitable Remainder Unitrust of H.
William Knapp (23)                              43,750                --            43,750          35,786       7,964         *
Karen Laba                                       1,750                --             1,750           1,431         319         *
Kenneth Lander                                  26,250                --            26,250          21,471       4,779         *
Ronald E. and Kathryn C. Madey                  13,125                --            13,125          10,736       2,389         *
Sammia Capital Corporation (24)                  6,475                --             6,475           5,296       1,179         *
Vanessa Martin                                   1,750                --             1,750           1,431         319         *
Jennifer and Kevin McAnulla                      1,750                --             1,750           1,431         319         *
Francis and Mary McCabe                         18,375                --            18,375          15,030       3,345         *
Quiet Money Club (25)                            4,375                --             4,375           3,580         795         *
Jennifer McGowan                                 1,750                --             1,750           1,431         319         *
Edward and Bernice McNamara                      1,750                --             1,750           1,431         319         *
Edward McNamara                                 43,750                --            43,750          35,786       7,964         *
Randall McNeil                                   1,750                --             1,750           1,431         319         *
Edward and Jean Miersch                        273,000                --           273,000         223,303      49,697         *
Thomas Monahan                                   8,750                --             8,750           7,157       1,593         *
Joseph M. Monteleone                            43,750                --            43,750          35,786       7,964         *
Kiran and Renuka Mull                            8,750                --             8,750           7,157       1,593         *
Neerav Mull                                      5,250                --             5,250           4,294         956         *
Niket Mull                                       5,250                --             5,250           4,294         956         *
Diane D. and Brian J. Murphy                    17,500                --            17,500          14,314       3,186         *

                                                                              TOTAL
                                       NUMBER OF          NUMBER OF         NUMBER OF
                                       SHARES OF          SHARES OF         SHARES OF
                                      COMMON STOCK       COMMON STOCK         COMMON
                                     NOT INCLUDING       REPRESENTED          STOCK         SHARES TO                     PERCENT
                                       WARRANTS,         BY WARRANTS       BENEFICIALLY     BE OFFERED      SHARES         OWNED
                                      BENEFICIALLY       BENEFICIALLY         OWNED        PURSUANT TO      OWNED          AFTER
                                     OWNED BEFORE        OWNED BEFORE         BEFORE           THIS         AFTER        OFFERING
                NAME                  OFFERING (1)       OFFERING (1)      OFFERING (1)     PROSPECTUS     OFFERING         (2)
----------------------------------   -------------      -------------     -------------   -------------   ---------      --------
Raymond, and Lisa Pennacchia               145,250(26)             --           145,250         111,652      33,598(26)      *
Alice D. Reinke                             35,000                 --            35,000          28,629       6,371          *
Deb Richardson                               1,750                 --             1,750           1,431         319          *
Daniel and Marie Rider                      13,125                 --            13,125          10,736       2,389          *
Kenneth and Anita Rosenzweig               169,321                 --           169,321         138,498      30,823          *
Bernard and Helene Rudnick                 151,760                 --           151,760         124,134      27,626          *
Meghan and Michael Rush                     13,650(27)             --            13,650           3,579      10,071(27)      *
Charles Scholer                             35,000                 --            35,000          28,629       6,371          *
Ken Sharpe                                   1,750                 --             1,750           1,431         319          *
Ellyce Sheppard                             56,875                 --            56,875          46,521      10,354          *
John and Carole Wolff Sowers                35,000                 --            35,000          28,629       6,371          *
Francisco Torres                             2,450                 --             2,450           2,004         446          *
Joseph and Connie Virbitsky                 10,500                 --            10,500           8,589       1,911          *
William and Leslie  Virbitsky               10,500                 --            10,500           8,589       1,911          *
Theresa Ward                                 3,500                 --             3,500           2,863         637          *

----------
*Less than 1%.

(1) For purposes of this selling stockholder table, and consistent with SEC rules, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power, and also any shares that the selling stockholder has the right to acquire within 60 days of the date hereof through the exercise or conversion of any stock option, convertible security, warrant or other right.

(2) Based on 16,367,952 shares of common stock outstanding, which assumes that (i) all warrants issued in our 2005 private unit offering were exercised for 2,800,000 shares of common stock, (ii) the unit purchase options issued to our placement agents in the 2005 private unit offering were exercised for 350,000 shares of common stock and (iii) the warrants underlying the unit purchase options issued to our placement agents in our 2005 private unit offering were exercised for 280,000 shares of common stock.

(3) Christopher Rossman has sole voting and investment power over the securities held by this selling stockholder.

(4) Erwin Speckert has sole voting and investment power over the securities held by this selling stockholder.

(5) J. Riedi has sole voting and investment power over the securities held by this selling stockholder.

(6) Jonathan Knight and Christopher Rossman share voting and investment power over the securities held by this selling stockholder.

(7) Erwin Speckert shares voting and investment power with the named selling stockholder over the securities held by this selling stockholder.

(8) David Bookspan has sole voting and investment power over the securities held by this selling stockholder.

(9) Luigi A. Rischer has sole voting and investment power over the securities held by this selling stockholder.

(10) Markus Bertschin shares voting and investment power with the named selling stockholder over these securities.

(11) George E. Marks has sole voting and investment power over the securities held by this selling stockholder.

(12) Robin Lee Weber has sole voting and investment power over the securities held by this selling stockholder.

(13) Peter Wieland has sole voting and investment power over the securities held by this selling stockholder.

(14) Erwin Speckert has sole or shared voting and investment power over the securities held of record by Court Global SA, First Initiative Corp., Graeme Balcom, Interloan SA, Arie Karamanshe, Merlin Asset Management, Nube Administration Inc., Piper Foundation, Nicholas Sleeva, Suzanne Speckert, Wally Speckert, Irene Spivack, Tom and Carol Stefopolous, Marianne Strub, Subaraschi Foundation, and Bruce Wilson. Mr. Speckert holds of record 200,000 shares of common stock and warrants to purchase 160,000 shares of common stock.

(15) On December 28, 2004, we issued 500,000 shares of common stock to Oceana Partners LLC for consulting services. Oceana Partners also served as a placement agent in our 2005 unit offering. As compensation for serving as a placement agent in the unit offering, Oceana Partners received $140,000 and a unit purchase option to purchase 3.5 units, with each unit consisting of (i) 50,000 shares of our common stock and
         (ii) a warrant to purchase 40,000 shares of our common stock at an exercise price of $2.00 per share. The unit purchase option is exercisable for $50,000 per unit. In addition, Oceana Partners will receive an amount equal to 1% of any cash received by us on the exercise of the warrants sold in the offering.

(16) Includes 175,000 shares of common stock that this selling stockholder can obtain upon the exercise of a unit purchase option. See footnote
         (15) above.

(17) These shares of common stock underlie warrants that underlie a unit purchase option issued to this selling stockholder in consideration of placement agent services provided in connection with our 2005 unit offering. See footnote (15) above.

(18) On January 10, 2005, we issued G.M. Capital Partners, Ltd. 200,000 shares of common stock in consideration for consulting services. G.M. Capital Partners also served as a placement agent for investors who are not residents of the United States in our 2005 unit offering. As compensation for serving as a placement agent in the unit offering, G.M. Capital Partners received $140,000 and a unit purchase option to purchase 3.5 units, with each unit consisting of (i) 50,000 shares of our common stock and (ii) a warrant to purchase 40,000 shares of our common stock at an exercise price of $2.00 per share. The unit purchase option is exercisable for $50,000 per unit. In addition, G.M. Capital Partners will receive an amount equal to 1% of any cash received by us on the exercise of the warrants sold in the offering.

(19) Includes 175,000 shares of common stock that this selling stockholder can obtain upon the exercise of a unit purchase option. See footnote
         (18) above.

(20) These shares of common stock underlie warrants that underlie a unit purchase option issued to this selling stockholder in consideration of placement agent services provided in connection with our 2005 unit offering. See footnote (18) above.

(21) James Brennan has voting and investment control over the securities held by this selling stockholder.

(22) Includes options to purchase 5,810 shares of common stock at an exercise price of $0.01 per share.

(23) William Knapp has sole voting and investment control over the securities held by this selling stockholder.

(24) Peter Manfredi has sole voting and investment control over the securities held by this selling stockholder.

(25) Charles McFadden has sole voting and investment control over the securities held by this selling stockholder.

(26) Includes options to purchase 8,750 shares of common stock at an exercise price of $0.57 per share.

(27) Includes options to purchase 8,750 shares of common stock at an exercise price of $0.57 per share, and options to purchase 525 shares of common stock at an exercise price of $0.01 per share.

                              PLAN OF DISTRIBUTION

         The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

                  o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

                  o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

                  o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

                  o an exchange distribution in accordance with the rules of the applicable exchange;

                  o     privately negotiated transactions;

                  o settlement of short sales entered into after the date of this prospectus;

                  o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

                  o     a combination of any such methods of sale;

                  o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

                  o     any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

         Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

         In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

         We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify some of the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

         Because the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders.

         We agreed to keep this prospectus effective until the earlier of (i) two years from the date this registration statement is first declared effective by the SEC, (ii) the date when all the securities registered hereunder have been sold, or (iii) the date when all the securities thereunder may be sold pursuant to Rule 144(k) under the Securities Act. The shares covered by this prospectus will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares covered by this prospectus may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the shares covered by this prospectus may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

         Our securities will be subject to the low-priced security or so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. For any transaction involving a penny stock, unless exempt, the rule requires that a broker or dealer approve a person's account for transactions in penny stock and receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for a transaction in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlighted form, sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure must also be made about the risks of investing in penny stocks in both public offerings and secondary trading, and about commissions payable to both the broker-dealer and the investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The administration requirements imposed by these rules may reduce the liquidity of our common stock.

                                LEGAL PROCEEDINGS

         There are no material, active or pending, legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholders are an adverse party or have a material interest adverse to us.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The following table presents information about each of our executive officers and directors as of the date of this prospectus. There are no family relationships among any of our executive officers or directors.

         Name                        Age     Position
         ------------------------   -----    -----------------------------------------------
         Stephen E. King              39     Chairman, Chief Executive Officer and Director
         David J. Harrison            38     Chief Operating Officer, President and Director
         Jeffrey N. Pelesh            46     Director
         Eric A. Weiss                55     Director
         Joseph S. Ferroni            56     Director
         Patricia Campbell            50     Director
         Donald E. Stewart, Jr.       43     Director of Finance

         STEPHEN E. KING, CHAIRMAN, CHIEF EXECUTIVE OFFICER AND DIRECTOR.
Mr. King became our Chairman, Chief Executive Officer and a director on February 10, 2005, when Synova Healthcare, Inc. merged with our subsidiary, Synova AGBL Merger Sub, Inc. He has served as the Chairman and Chief Executive Officer of our wholly owned subsidiary, Synova Healthcare, Inc., since its incorporation in 2003. Mr. King holds a Bachelors Degree in Physical Education from Brock University, where he double-majored in Biological Sciences and Physical Education. He is also a candidate for an Honors Bachelor of Business Administration in Marketing from Brock University. His professional experience includes 17 years of pharmaceutical sales and marketing, both nationally and internationally. Mr. King has been directly responsible for the marketing activities of several well-known pharmaceutical brands while working with Wyeth Pharmaceuticals and GlaxoSmithKline. From 2000 to 2003 he served as a member of the Wyeth Pharmaceuticals Global Strategic Marketing Management Team.

         DAVID J. HARRISON, CHIEF OPERATING OFFICER, PRESIDENT AND DIRECTOR.
Mr. Harrison became our Chief Operating Officer, President and a director on February 10, 2005, when Synova Healthcare, Inc. merged with our subsidiary, Synova AGBL Merger Sub, Inc. He served as Chief Operating Officer and President of our wholly owned subsidiary, Synova Healthcare, Inc., since shortly after its incorporation in 2003. Mr. Harrison holds an Honors Bachelor of Business Administration degree from Brock University, where he majored in both marketing and economics. His experience includes 10 years in sales and marketing management, along with 4 years of general management. Mr. Harrison's experience was accumulated while working with Wyeth Pharmaceuticals, GlaxoSmithKline and Becton Dickinson. Mr. Harrison's pharmaceutical responsibilities have included work in the Women's Health, Neuroscience and Anti-Infective markets. He has also developed expertise, as the result of his work in medical technologies, in the drug delivery, anesthesia, surgical, critical care and ophthalmic markets with a focus in the areas Healthcare Worker Safety, Infection Control, Consulting/Education and Prevention of medication errors.

         JOSEPH S. FERRONI, M.D., DIRECTOR. Dr. Ferroni is a graduate of Thomas Jefferson School of Medicine, Philadelphia, PA. He has been in the private practice of Obstetrics and Gynecology for over twenty years. In the last few years he has limited his practice to the care of perimenopausal and menopausal women at the Gynecology and Menopause Center, which he founded, in Malvern, Pennsylvania. In addition to his clinical practice, Dr. Ferroni travels extensively and gives many lectures throughout the country on the subjects of menopause, osteoporosis, female cardiovascular health, breast cancer and contraception. He is a member of corporate speakers' bureaus for

Eli Lilly Company, Proctor & Gamble, Berlex, Warner Chilcot and Pfizer Pharmaceuticals. In addition to being a Board member, he also serves as Medical Advisor for us.

         ERIC A. WEISS, ESQ., DIRECTOR. Mr. Eric Weiss is a graduate of Villanova University with a Bachelor of Science in Economics. He has a JD from Temple University Law School and a LLM from Temple University. Mr. Weiss is a practicing attorney at Marshall, Dennehey, Warner, Coleman and Goggin in Philadelphia, where he specializes in litigation concentrating on commercial, product liability, pharmaceutical and complex civil matters. From his initial investment in 1997, until the sale of that company to a competitor in 2002, Mr. Weiss was actively involved in the evolution of Milestone Marketing, a scholastic-affinity company. In his capacity as principal, officer and director, he dealt with all aspects of corporate management, venture capital and other financings and negotiations.

         JEFFREY N. PELESH, DIRECTOR. Mr. Jeffrey Pelesh holds a Bachelor of Science in Accounting, as well as a Masters of Business Administration degree, both from Villanova University. Since 1991, Mr. Pelesh has owned and operated his own accounting firm, Gelman & Pelesh, P.C., offering a full array of financial services. He is an Assistant Professor of Accountancy, instructing courses full time at the graduate and undergraduate levels in financial and cost accounting, corporate reporting, tax, and business computer applications at Villanova University. Mr. Pelesh also routinely serves as a presenter in training sessions offered by the firm of PriceWaterhouseCoopers LLP to their professional staff through the partner level. From 1989 to 1991, Mr. Pelesh served as Chief Financial Officer for Kappa Networks, Inc. From 1986 to 1989, he was a consultant in the Business Investigations Group of Coopers & Lybrand. Mr. Pelesh is a Certified Public Accountant and has his NASD Series 7 and 63 licenses. Mr. Pelesh is also insurance licensed in Pennsylvania and Delaware, and is certified as an AICPA Personal Financial Specialist.

         PATRICIA CAMPBELL, DIRECTOR. For the last four years Ms. Patricia Campbell has been Managing Partner of Terra Nova Marketing Solutions. She founded Terra Nova to provide hands-on solutions to companies with immediate marketing, direct marketing and internet opportunities. Prior to starting
Terra Nova Marketing Solutions, Ms. Campbell was Executive Vice President at barnesandnoble.com. She was responsible for creating and managing a world-class direct marketing group to drive customer acquisition, relationship management and product development on the internet. Ms. Campbell was President of Direct Equity Partners, LP, a $250 million private equity firm specializing in direct marketing and internet companies. From 1996 to 1999, Ms. Campbell served as a senior executive at Advanta, a $1.5 billion financial services company. In addition, Ms. Campbell has had 15 years of magazine publishing experience at Time Inc., and Times Mirror Magazines where she held the position of President of Popular Science and Today's Homeowner. Ms. Campbell was Chairman of the Direct Marketing Association and is actively involved in the association's policy development for the industry. She holds a B.A. from Dartmouth College graduating Phi Beta Kappa, an M.A. and an M.B.A. from Columbia University.

         DONALD E. STEWART, JR., DIRECTOR OF FINANCE. Mr. Stewart became our Director of Finance on February 28, 2005. Mr. Stewart is a graduate of Widener University with a BS in Accounting. His experience includes 15 years in finance, operations management, organizational development and investor relations. From March 2003 to September 2004, Mr. Stewart served as Chief Financial Officer and Chief Operating Officer for Castle Rock Industries, After-Market Part and Service Division. Mr. Stewart served as Chief Financial Office and Chief Operations Officer for Milestone Marketing, Inc., a scholastic-affinity company, from May 1999 to February 2003. From April 1996 to May 1999, Mr. Stewart was Chief Financial Officer of Dimeling, Schreiber & Park, a private investment partnership that made private equity investments in the form of leveraged acquisitions, recapitalizations and Chapter 11 reorganizations. Mr. Stewart served as a Regional Controller for Wawa Food Markets from February 1985 to April 1996.

                           SUMMARY COMPENSATION TABLE

         The following table sets forth certain information relating to the compensation paid to our Chief Executive Officer during our fiscal year ended December 31, 2004. No other person served as an executive officer during our fiscal year ended December 31, 2004.

                                                                                                 LONG TERM COMPENSATION
                                                                                               ---------------------------
                                       ANNUAL COMPENSATION                  AWARDS                       PAYOUTS
                                   ---------------------------   ---------------------------   ---------------------------
                                                                                OTHER ANNUAL    SECURITIES      ALL OTHER
                                                     SALARY         BONUS       COMPENSATION    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION            YEAR           ($)            ($)            ($)           OPTIONS          ($)
--------------------------------   ------------   ------------   ------------   ------------   ------------   ------------
Robert Knight
Chief Executive Officer (1)            2004                 --             --             --             --             --

Stephen E. King
Chairman and Chief Executive
Officer (2)                            2004                 --             --             --             --             --

David J. Harrison
President and Chief Operating
Officer (3)                            2004                 --             --             --             --             --

----------
(1) Mr. Knight served as our Chief Executive Officer from September 1998 to January 12, 2005.

(2) Stephen E. King was named our Chairman of the Board of Directors and Chief Executive Officer on February 10, 2005. Mr. King served as the Chairman of the Board of Directors and Chief Executive Officer of our subsidiary, Synova Healthcare, Inc., since its incorporation in April of 2003. Synova Healthcare, Inc. was not a subsidiary as of December 31, 2004. For more information about the compensation of our current Chairman and Chief Executive Officer, Mr. King, please refer to the caption "Employment Agreements" below.

(3) David J. Harrison was named our President and Chief Operating Officer on February 10, 2005. Mr. Harrison served as the President of our subsidiary, Synova Healthcare, Inc., since shortly after its incorporation in April of 2003. Synova Healthcare, Inc. was not a subsidiary as of December 31, 2004. For more information about the compensation of our current President and Chief Operating Officer, Mr. Harrison, please refer to the caption "Employment Agreements" below.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS

                                  NUMBER OF
                                  SECURITIES    % OF TOTAL OPTIONS
                                  UNDERLYING        GRANTED TO
                                 OPTIONS/SARs      EMPLOYEES IN      EXERCISE PRICE
             NAME                   GRANTED        FISCAL YEAR          PER SHARE     EXPIRATION DATE
------------------------------   ------------   ------------------   --------------   ---------------
Robert Knight                              --                   --               --                --
Chief Executive Officer

Stephen E. King
Chairman and Chief Executive
Officer (1)                                --                   --               --                --

David J. Harrison
President and Chief Operating
Officer (2)                                --                   --               --                --

(1) Stephen E. King was named our Chairman of the Board of Directors and Chief Executive Officer on February 10, 2005. Mr. King served as the Chairman of the Board of Directors and Chief Executive Officer of our subsidiary, Synova Healthcare, Inc., since its incorporation in

         April of 2003. Synova Healthcare, Inc. was not a subsidiary as of December 31, 2004. For more information about the compensation of our current Chairman and Chief Executive Officer, Mr. King, please refer to the caption "Employment Agreements" below.

(2) David J. Harrison was named our President and Chief Operating Officer on February 10, 2005. Mr. Harrison served as the President of our subsidiary, Synova Healthcare, Inc., since shortly after its incorporation in April of 2003. Synova Healthcare, Inc. was not a subsidiary as of December 31, 2004. For more information about the compensation of our current President and Chief Operating Officer, Mr. Harrison, please refer to the caption "Employment Agreements" below.

        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND OPTION VALUES
                              AT DECEMBER 31, 2004

         The following table provides information concerning exercises of options in 2004 by our executive officers in 2004 and the number and value of unexercised options held by such executive officers.

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-
                                                               OPTIONS AT               THE-MONEY OPTIONS AT
                         SHARES                            DECEMBER 31, 2004            DECEMBER 31, 2004(1)
                        ACQUIRED                      ---------------------------   ---------------------------
       NAME            ON EXERCISE   VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------   -----------   --------------   -----------   -------------   -----------   -------------
Robert Knight                   --               --            --              --   $        --   $          --

Stephen E. King
Chairman and Chief
Executive Officer(2)            --               --            --              --   $        --   $          --

David J. Harrison
President and Chief
Operating Officer(3)            --               --            --              --   $        --   $          --

----------
(1) The value of unexercised in-the-money options held at December 31, 2004 represents the total gain which an option holder would realize if he or she exercised all of the in-the-money options held at December 31, 2004, and is determined by multiplying the number of shares of common stock underlying the options by the difference between an assumed fair market value of such shares and the per share option exercise price.

(2) Stephen E. King was named our Chairman of the Board of Directors and Chief Executive Officer on February 10, 2005. Mr. King served as the Chairman of the Board of Directors and Chief Executive Officer of our subsidiary, Synova Healthcare, Inc., since its incorporation in April of 2003. Synova Healthcare, Inc. was not a subsidiary as of December 31, 2004. For more information about the compensation of our current Chairman and Chief Executive Officer, Mr. King, please refer to the caption "Employment Agreements" below.

(3) David J. Harrison was named our President and Chief Operating Officer on February 10, 2005. Mr. Harrison served as the President of our subsidiary, Synova Healthcare, Inc., since shortly after its incorporation in April of 2003. Synova Healthcare, Inc. was not a subsidiary as of December 31, 2004. For more information about the compensation of our current President and Chief Operating Officer, Mr. Harrison, please refer to the caption "Employment Agreements" below.

COMPENSATION OF DIRECTORS

         We have not formally promised our directors compensation for serving as directors in 2005. However, we intend to issue stock options to our non-employee directors in amounts and on terms we believe are reasonable for serving on our board of directors.

EMPLOYMENT AGREEMENTS

         STEPHEN E. KING. In February 2005, we entered into a three-year employment agreement with Stephen E. King, pursuant to which Mr. King will serve as our Chairman of the Board and Chief Executive Officer. Mr. King receives an annual salary of $175,000, and he is eligible to receive a bonus of up to 40% of his salary based on both subjective performance factors and board-determined objective performance standards. As part of the agreement, Mr. King has received non-qualified stock options to purchase up to 375,000 shares of our common stock at an exercise price of $0.25 per share. These options will vest depending on the achievement of the following performance goals: (i) if we have gross revenues of at least $9,400,000 for fiscal year 2005, 187,500 shares will vest; and (ii) if we have gross revenues of at least $27,000,000 for fiscal year 2006, an additional 187,500 shares will vest. In the event that gross revenues for either of fiscal years 2005 and 2006 do not meet the applicable performance goals, but reach at least 80% of the applicable performance goals, then a pro rata number of shares

(representing the portion of the applicable performance goal that was met) will vest. The agreement also provides, among other things, for participation in employee benefit plans or programs applicable to our employees and executives.

         Under the terms of the agreement, employment is terminated upon the death or disability of Mr. King, and we may terminate Mr. King for cause, without cause, or for good reason. If we terminate Mr. King's employment without cause, or Mr. King resigns or terminates his employment for good reason, we must pay his salary for the greater of (i) the period of time remaining under the agreement or (ii) a period of one year, in addition to his pro-rated bonus, any benefits owed to him, and any equity granted to him. Under the agreement, Mr. King agrees to communicate and assign to us, all works made for hire. The agreement also contains customary nondisclosure and noncompetition covenants.

         DAVID J. HARRISON. In February 2005, we entered into a three-year employment agreement with David J. Harrison, pursuant to which Mr. Harrison will serve as our President and Chief Operating Officer. Mr. Harrison receives an annual salary of $175,000, and he is eligible to receive a bonus of up to 40% of his salary based on both subjective performance factors and board-determined objective performance standards. As part of the agreement, Mr. Harrison has received non-qualified stock options to purchase up to 375,000 shares of our common stock at an exercise price of $0.25 per share. These options will vest depending on the achievement of the following performance goals: (i) if we have gross revenues of at least $9,400,000 for fiscal year 2005, 187,500 shares will vest; and (ii) if we have gross revenues of at least $27,000,000 for fiscal year 2006, an additional 187,500 shares will vest. In the event that gross revenues for either of fiscal years 2005 and 2006 do not meet the applicable performance goals, but reach at least 80% of the applicable performance goals, then a pro rata number of shares (representing the portion of the applicable performance goal that was met) will vest. The agreement also provides, among other things, for participation in employee benefit plans or programs applicable to employees and executives.

         Under the terms of the agreement, employment is terminated upon the death or disability of Mr. Harrison, and we may terminate Mr. Harrison for cause, without cause, or for good reason. If we terminate Mr. Harrison's employment without cause or Mr. Harrison resigns or terminates his employment for good reason, we must pay his salary for the greater of (i) the period of time remaining under the agreement or (ii) a period of one year, in addition to his pro-rated bonus, any benefits owed to him, and any equity granted to him. Under the agreement, Mr. Harrison agrees to communicate and assign to us, all works made for hire. The agreement also contains customary nondisclosure and noncompetition covenants.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 15, 2005 by the following persons:

         o each person known by us to be the beneficial owner of five percent or more of our outstanding common stock;

         o        each of our named executive officers;

         o        each of our directors;

         o        all of our executive officers and directors as a group.

         On March 18, 2005, there were 12,937,952 shares of our common stock outstanding. Unless otherwise noted below, and subject to applicable community property laws, to our knowledge, each person has sole voting and investment power over the shares shown as beneficially owned by them. The number of shares beneficially owned by each stockholder is determined under rules and regulations promulgated by the Securities and Exchange Commission. The information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 18, 2005 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The same shares may be beneficially owned by more than one person. Unless otherwise indicated, the address of record for the owner is c/o Synova Healthcare Group, Inc., 1400 N. Providence Road, Suite 6010, Media, Pennsylvania 19063.

                                                                 SHARES OF OUR          PERCENT OF
                                                                  COMMON STOCK         COMMON STOCK
                       NAME AND ADDRESS                        BENEFICIALLY OWNED         OWNED
         --------------------------------------------------    ------------------      ------------
         Stephen E. King                                                2,020,375(1)          15.46%

         David J. Harrison                                              2,020,165(2)          15.46%

         Jeffrey N. Pelesh                                                 61,250(3)              *

         Eric A. Weiss                                                    260,750(4)           2.01%

         Joseph S. Ferroni                                                 26,250(3)              *

         Patricia Campbell                                                     --                 *

         Donald E. Stewart, Jr.                                             8,370(5)              *

         G.M. Capital Partners, Ltd. (6)
         2, rue Thalberg
         CP 1507
         CH-1211 Geneve
         Switzerland                                                    1,325,000(7)          10.00%

         Oceana Partners LLC (8)
         275 Seventh Avenue, Suite 2000
         New York, New York 10001                                         815,000(7)           6.15%

         Robert Knight
         114 W. Magnolia Street, STE 446
         Bellingham, Washington 98225                                   1,045,650(9)           8.08%

         All directors and officers as a group (seven persons)          4,397,160             33.24%

----------
*        Less than 1%

(1) Includes options to purchase 131,250 shares of common stock at an exercise price of $0.01 per share and 700 shares of common stock held of record by members of Mr. King's immediate family.

(2) Includes options to purchase 131,250 shares of common stock at an exercise price of $0.01 per share and 1,750 shares of common stock held of record by members of Mr. Harrison's immediate family.

(3) Includes options to purchase 8,750 shares of common stock at an exercise price of $0.57 per share.

(4) Includes options to purchase 8,750 shares of common stock at an exercise price of $0.57 per share. Mr. Weiss holds 252,000 shares of common stock with Deborah Weiss, as joint tenants.

(5) Includes 3,720 shares of common stock underlying warrants that are exercisable for $2.00 per share.

(6) J.A. Michie is the Managing Director of G.M. Capital Partners, Ltd. and has sole voting and investment control over these shares. G.M. Capital Partners, Ltd. served as a placement agent for investors who are not residents of the United States in our recent unit offering that occurred during February and March 2005. As compensation for serving as a placement agent in the offering, G.M. Capital Partners, Ltd. received $140,000 and a unit purchase option to purchase 3.5 Units, with each Unit consisting of (i) 50,000 shares of our common stock and (ii) a warrant to purchase 40,000 shares of our common stock at an exercise price of $2.00 per share. The unit purchase option is exercisable for $50,000 per unit. In addition, G.M. Capital Partners, Ltd. will receive an amount equal to 1% of any cash received by us on the exercise of the warrants sold in the offering.

(7) Includes 315,000 shares of common stock issuable upon the exercise of a unit purchase option and the warrants underlying such unit purchase option. Each unit consists of (i) 50,000 shares of our common stock and
         (ii) a warrant to purchase 40,000 shares of our common stock. The unit purchase option is exercisable at $50,000 per unit. The warrants are exercisable at $2.00 per share.

(8) Courtlandt G. Miller is the Senior Managing Director of Oceana Partners LLC, a registered broker-dealer and a member of the NASD, and has sole voting and investment control over the shares held by Oceana Partners LLC. Oceana Partners LLC served as a placement agent in our recent unit offering that occurred in February and March 2005. As compensation for serving as a placement agent in the offering, Oceana Partners received $140,000 and unit purchase option to purchase 3.5 Units, with each unit consisting of (i) 50,000 shares of our common stock and (ii) a warrant to purchase 40,000 shares of our common stock at an exercise price of $2.00 per share. The unit purchase option is exercisable for $50,000 per Unit. In addition, Oceana Partners will receive an amount equal to 1% of any cash received by us on the exercise of warrants sold in the offering.

(9) Of these shares, 1,000,000 are held of record by 391566 B.C. Ltd. and 45,650 are held of record by Knight Financial Ltd.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

G.M. CAPITAL PARTNERS, LTD.

         On January 10, 2005, we issued G.M. Capital Partners, Ltd. 200,000 shares of common stock in consideration for consulting services. G.M. Capital Partners, Ltd. also served as a placement agent for investors who are not residents of the United States in our 2005 unit offering. As compensation for serving as a placement agent in the unit offering, G.M. Capital Partners, Ltd. received $140,000 and a unit purchase option to purchase 3.5 units, with each unit consisting of (i) 50,000 shares of our common stock and (ii) a warrant to purchase 40,000 shares of our common stock at an exercise price of $2.00 per share. The unit purchase option is exercisable for $50,000 per unit. In addition, G.M. Capital Partners, Ltd. will receive an amount equal to 1% of any cash received by us on the exercise of the warrants sold in the offering.

OCEANA PARTNERS LLC

         On December 28, 2004, we issued 500,000 shares of common stock to Oceana Partners LLC in consideration for consulting services. Oceana Partners LLC also served as a placement agent in our 2005 unit offering. As compensation for serving as a placement agent in the unit offering, Oceana Partners LLC received $140,000 and a unit purchase option to purchase 3.5 Units, with each unit consisting of (i) 50,000 shares of our common stock and (ii) a warrant to purchase 40,000 shares of our common stock at an exercise price of $2.00 per share. The unit purchase option is exercisable for $50,000 per unit. In addition, Oceana Partners LLC will receive an amount equal to 1% of any cash received by us on the exercise of the warrants sold in the offering.

MERGER

         In connection with the merger of our subsidiary, Synova AGBL Merger Sub, Inc., with Synova Healthcare, Inc., we issued an aggregate of 6,437,952 shares of our common stock to the stockholders of Synova Healthcare, Inc. We also assumed stock options exercisable for an aggregate of 562,048 shares of common stock in connection with the merger. The following members of our board of directors were stockholders of Synova Healthcare, Inc. at the time the merger was effective and each received the following number of shares of our common stock and/or stock options to purchase shares of our common stock in connection with the merger:

                                               SHARES OF      SHARES
                                                COMMON      UNDERLYING
                        NAME                    STOCK       STOCK OPTIONS
            ------------------------------   ------------   -------------
            Stephen E. King ..............      1,888,425         131,250(1)
            David J. Harrison ............      1,887,165         131,250(1)
            Jeffrey N. Pelesh ............         52,500           8,750(1)
            Eric A. Weiss ................        252,000           8,750(2)
            Joseph S. Ferroni.............         17,500           8,750(2)

----------
         (1) These stock options are exercisable at $0.01 per share.

         (2) These stock options are exercisable at $0.57 per share.

EMPLOYMENT AGREEMENTS

         On February 10, 2005, we entered into an employment agreement with each of Stephen E. King and David J. Harrison. Pursuant to the employment agreements, we pay each of Mr. King and Mr. Harrison a base salary of $175,000. Mr. King and Mr. Harrison were each also granted stock options that vest upon the achievement of certain performance milestones. For more details on these employment agreements and the compensation paid to Mr. King and Mr. Harrison, see "Management - Employment Agreements" on page 38.

ACCOUNTING SERVICES

         Jeff N. Pelesh provided professional accounting services to our subsidiary, Synova Healthcare, Inc., during fiscal years ended December 31, 2003 and 2004. Synova Healthcare, Inc. paid Mr. Pelesh an aggregate of $30,000 for these professional services in the form of 52,500 shares of our common stock (after giving effect to the conversion required by the merger).

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is currently traded in the over-the-counter market and quoted on the Pink Sheets under the symbol "SNVH" (previously "AGBL"). The Pink Sheet is a centralized quotation service operated by Pink Sheets LLC, which collects and publishes market maker quotes for over-the-counter securities. No assurances can be given that our common stock will continue to be so quoted.

         As of March 15, 2005, there were approximately 189 holders of record of our common stock, inclusive of those brokerage firms and/or clearinghouses holding our common stock in street name for their clients (with each such brokerage firm and/or clearinghouse being considered as one holder.

         The following table sets forth the range of the high and low bids to purchase our common stock through March 15, 2005. Such prices represent quotations between dealers, without dealer markup, markdown or commissions, and may not represent actual transactions.

                               QUARTER                   HIGH BID    LOW BID
                -------------------------------------    --------    -------
                First Quarter 2003                       $   0.26    $  0.26
                Second Quarter 2003                      $   0.26    $  0.26
                Third Quarter 2003                       $   0.26    $  0.26
                Fourth Quarter 2003                      $   0.26    $  0.15
                First Quarter 2004                       $   0.15    $  0.15
                Second Quarter 2004                      $   0.50    $  0.15
                Third Quarter 2004                       $   0.50    $  0.15
                Fourth Quarter 2004                      $   1.50    $  0.15
                First Quarter 2005 (through March 15)    $   3.00    $  1.20

         On March 15, 2005, the closing bid and closing ask prices for shares of our common stock in the over-the-counter market, as reported by Pink Sheets LLC, were $2.75 and $4.00 per share, respectively.

         We believe there are presently 9 market makers for our common stock. When stock is traded in the public market, characteristics of depth, liquidity and orderliness of the market may depend upon the existence of market makers as well as the presence of willing buyers and sellers. We do not know if these or other market makers will continue to make a market in our common stock. Further, the trading volume in our common stock has historically been both sporadic and light.

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. As of March 18, 2005, there were 13,500,000 shares of common stock outstanding and no shares of preferred stock outstanding. The following description is a summary of our securities and contains the material terms of our securities. Additional information can be found in our articles of incorporation, bylaws and other documents discussed below.

COMMON STOCK

         Holders of our common stock are entitled to one vote per share with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Subject to the rights of the holders of any preferred stock we may designate or issue in the future, or as may otherwise be required by law or our articles of incorporation, our common stock is our only common stock entitled to vote in the election of directors and on all other matters presented to our stockholders. The common stock does not have cumulative voting rights or preemptive rights. Subject to the prior rights of holders of preferred stock, if any, holders of our common stock are entitled to receive dividends as may be lawfully declared from time to time by our board of directors. Upon our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of our common stock will be entitled to receive such assets as are available for distribution to our stockholders after there shall have been paid, or set apart for payment, the full amounts necessary to satisfy any preferential or participating rights to which the holders of any outstanding series of preferred stock are entitled.

PREFERRED STOCK

         We are authorized to issue 50,000,000 shares of preferred stock, of which no shares are currently outstanding. Our board of directors is authorized to issue preferred stock in one or more series and, with respect to each series, to determine the preferences, rights, qualifications, limitations and restrictions thereof, including the dividend rights, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions, the number of shares constituting the series and the designation of such series. Our board of directors could issue preferred stock with voting and other rights that could adversely affect the voting rights of the holders of our common stock and could have certain anti-takeover effects.

WARRANTS ISSUED IN CONNECTION WITH SECURITIES PURCHASE AGREEMENT

         On February 10, 2005, we entered into a securities purchase agreement with the investors party thereto, pursuant to which we issued 3,500,000 shares of common stock and warrants to purchase an aggregate of 2,800,000 shares of common stock. The warrants are exercisable any time during the five-year period following their issuance, and are exercisable at a price of $2.00 per share (subject to adjustments). We may call the warrants for redemption if the average trading price of our common stock exceeds $3.00 per share and the average trading volume of our common stock exceeds 33,333 shares per day for twenty (20) consecutive trading days. If the holders of the warrants do not exercise the warrants within a certain period after we call them for redemption, we have the right to purchase the warrants back for an amount of $0.01 per warrant.

REGISTRATION RIGHTS AGREEMENT

         In connection with the securities purchase agreement, on February 10, 2005, we entered into a registration rights agreement, pursuant to which we agreed to file a shelf registration statement covering the resale of the shares of our common stock issued under the securities purchase agreement and upon the exercise of the warrants issued under the securities purchase agreement no later than March 22, 2005, and to use our reasonable commercial efforts to cause such registration statement to be declared effective no later than 100 days after such date. In addition, pursuant to the terms of the registration rights agreement, we must use our reasonable commercial efforts to keep the shelf registration statements continuously effective under the Securities Act until the earlier of (i) two years from the date this registration statement is first declared effective by the SEC, (ii) the date when all the securities registered thereunder have been sold, or (iii) the date when all the securities thereunder may be sold pursuant to Rule 144(k) under the Securities Act.

         If we fail to meet certain of our obligations under the registration rights agreement, the registration rights agreement provides that we must pay to the holder of registrable securities liquidated damages in an amount equal to 1.0% of the aggregate purchase price paid by such holder pursuant to the securities purchase agreement for any registrable securities held by such holder on the date of such default, and on each monthly anniversary of such date (if the applicable default shall not have been cured by such date), we must pay to each holder liquidated damages equal to 1.5% of the aggregate purchase price paid by such holder pursuant to the securities purchase agreement for any registrable securities then held by such holder. The liquidated damages apply on a daily pro-rata basis for any portion of a month prior to the cure of a default. In lieu of cash, at our option, such liquidated damages may be paid in shares of our common stock valued at 85% of the average ten-day trading price for the ten-day period ended upon the date the registration statement to which this prospectus is a part is declared effective by the SEC. If we elect to pay such liquidated damages in shares of common stock, the recipients of such shares shall be entitled to certain "piggy-back" registration rights with respect to such shares.

         The registration statement to which this prospectus is a part was filed for purposes of satisfying our obligations under the registration rights agreement.

UNIT PURCHASE OPTIONS ISSUED IN CONNECTION WITH SECURITIES PURCHASE AGREEMENT

         In connection with the securities purchase agreement, we issued unit purchase options to the placement agents in the offering, G.M. Capital Partners, Ltd. and Oceana Partners LLC. The unit purchase options entitle G.M. Capital Partners, Ltd. and Oceana Partners LLC to each purchase 3.5 units for $50,000 per unit. Each unit consists of 50,000 shares of our common stock and a warrant to purchase 40,000 shares of our common stock for $2.00 per share. The shares of common stock issuable upon the exercise of (i) the unit purchase options and
(ii) the warrants underlying the unit purchase options are covered by the registration rights agreement described above, and are covered by the registration statement to which this prospectus is a part.

ANTI-TAKEOVER EFFECTS OF VARIOUS PROVISIONS OF NEVADA LAW AND OUR ARTICLES OF INCORPORATION AND BYLAWS

         Provisions of Nevada General Corporation Law, our articles of incorporation and our bylaws contain provisions that may have some anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for shares held by stockholders.

         Quorum Requirements. The Nevada General Corporation Law provides for a minimum quorum of a majority in voting power of the outstanding shares of our capital stock entitled to vote.

         No Cumulative Voting. The Nevada General Corporation Law provides that stockholders are denied the right to cumulative votes in the election of directors, unless our articles of incorporation provides otherwise. Our articles of incorporation do not expressly address cumulative voting, but our bylaws expressly prohibit it.

         Calling of Special Meeting of Stockholders. Our bylaws provide that special meetings of our stockholders may be called only by (1) our board of directors, or (2) any officer instructed by our board of directors.

         Limitations on Liability and Indemnification of Officers and Directors.
Section 78.7502 of the General Corporation Law of Nevada generally provides for the indemnification of directors, officers or employees of a corporation made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties and fines (including attorneys' fees and disbursements) if such person, among other things, acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

         Consistent with the Nevada General Corporation Law, our articles of incorporation provide that no director or officer shall be personally liable to the company or our stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such officer or director, provided that such director or officer shall not be indemnified for acts or omissions involving intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada General Corporation Law. Additionally, our bylaws provide, consistent with Section
78.7502 of the Nevada General Corporation Law, that directors, officers, employees or agents of the company shall be indemnified by us, as long as such director, officer, employee or agent acted in good faith and reasoned his conduct or action to be in the best interest of the company.

         The limitation of liability and indemnification provisions in our articles of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         Authorized but Unissued Shares. Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without your approval. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

LISTING

         Our common stock is currently traded in the over-the-counter market, and is quoted on the "Pink Sheets" under the symbol "SNVH."

TRANSFER AGENT AND REGISTRAR

         Liberty Transfer Co. (274B New York Avenue, Huntington, New York 11743) presently acts as the transfer agent and registrar for our securities.

                                  LEGAL MATTERS

         The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Blank Rome LLP, Philadelphia, Pennsylvania.

                                     EXPERTS

         Our consolidated financial statements as of December 31, 2004 and December 31, 2003, included in this prospectus and registration statement have been audited by Cogen Sklar LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Securities and Exchange Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

                          INDEX TO FINANCIAL STATEMENTS

Description                                                                 Page
-----------                                                                 ----
SYNOVA HEALTHCARE GROUP, INC. UNAUDITED CONSOLIDATED
PRO FORMA FINANCIAL STATEMENTS FOR THE
YEAR ENDED DECEMBER 31, 2004

    Summary Narrative of Unaudited Consolidated Pro Forma
     Financial Statements for the Year Ended
     December 31, 2004                                                      F-1

    Pro Forma Unaudited Consolidated Balance Sheet at
     December 31, 2004                                                      F-2

    Pro Forma Unaudited Consolidated Statement of
     Operations at December 31, 2004                                        F-3


SYNOVA HEALTHCARE, INC. AUDITED FINANCIAL
STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2004
AND 2003

    Report of Independent Registered Public
     Accounting Firm                                                        F-4

    Balance Sheets at December 31, 2004 and
     2003                                                                   F-5

    Statement of Operations for the Year Ended
     December 31, 2004 and the Period
     Ended December 31, 2003                                                F-6

    Statement of Changes in Stockholders' Deficit for
     the Year Ended December 31, 2004 and the Period
     Ended December 31, 2003                                                F-7

    Statement of Cash Flows for the Year Ended
     December 31, 2004 and the Period Ended
     December 31, 2003                                                      F-8

    Notes to Financial Statements                                           F-9

ADVANCED GLOBAL INDUSTRIES CORPORATION AUDITED
FINANCIAL STATEMENTS FOR THE YEARS ENDED
DECEMBER 31, 2004 AND 2003

    Report of Independent Registered Public Accounting Firm                 F-15

    Balance Sheets at December 31, 2004 and 2003                            F-16

    Statement of Operations for the Years Ended December
     31, 2004 and 2003 and the Period September 1, 1998 to
     December 31, 2004                                                      F-17

    Statement of Changes in Stockholders' Deficit for the
     Years Ended December 31, 2004 and 2003 and the Period
     September 1, 1998 to December 31, 2004                                 F-18

    Statement of Cash Flows for the Years Ended
     December 31, 2004 and 2003 and the Period September 1,
     1998 to December 31, 2004                                              F-19

    Notes to Financial Statements                                           F-20

Synova Healthcare Group, Inc. (F/K/A Advanced Global Industries Corporation ("AGIC")) Unaudited Consolidated Pro Forma Financial Statements

The following unaudited pro forma financial statements for Synova Healthcare Group, Inc. have been prepared to illustrate the acquisition of Synova Healthcare Inc. in a merger transaction to be accounted for as a purchase with Synova Healthcare Group, Inc. becoming the surviving company. The unaudited pro forma financial information combines the historical financial information of Synova Healthcare Group, Inc. and Synova Healthcare Inc. as of and for the year ended December 31, 2004. The carrying value of the assets and liabilities of Synova Healthcare Inc. approximates the fair value of the assets and liabilities. The unaudited pro forma balance sheet as of December 31, 2004 assumes the merger was completed on that date. The unaudited pro forma statements of operations give effect to the merger as if the merger had been completed on January 1, 2005.

Upon consummation of the merger, each shareholder of Synova Healthcare Inc. received 8.75 shares of Synova Healthcare Group, Inc. common stock in exchange for each share of Synova Healthcare Inc. common stock held by such shareholder on that date.

These unaudited pro forma financial statements are for information purposes only. They do not purport to indicate the results that would have actually been obtained had the acquisition been completed on the assumed date or for the periods presented, or which may be realized in the future. The accounting adjustments reflected in these unaudited pro forma consolidated financial statements included herein are preliminary and are subject to change. The accompanying notes are an integral part of these pro forma consolidated financial statements.

SYNOVA HEALTHCARE GROUP, INC.
PROFORMA UNAUDITED CONSOLIDATED BALANCE SHEET
AT DECEMBER 31, 2004

ACCOUNTS                                                          AGIC            SYNOVA           ENTRIES          TOTALS
-----------------------------------------------------------   -------------    -------------    -------------    -------------
ASSETS:
 CURRENT ASSETS:
  CASH                                                        $          89    $      10,554                     $      10,643
  ACCOUNTS RECEIVABLE                                                                115,213                           115,213
  INVENTORY                                                                          427,569                           427,569
  PREPAID ASSETS                                                                      56,345                            56,345
  DEPOSITS                                                                                                                  0
                                                              -------------    -------------                     -------------
    TOTAL CURRENT ASSETS                                                 89          609,681                           609,770
                                                              =============    =============                     =============
 CAPITAL ASSETS, NET OF DEPRECIATION                                                  31,654                            31,654

 OTHER ASSETS                                                                          6,190                             6,190
                                                                                                                             0
                                                              -------------    -------------                     -------------
        TOTAL ASSETS                                          $          89    $     647,525                     $     647,614
                                                              =============    =============                     =============
LIABILITIES & STOCKHOLDERS' EQUITY:
 LIABILITIES:
  CURRENT LIABILITIES:
   ACCOUNTS PAYABLE                                           $       6,799    $     927,334                     $     934,133
   DEMAND NOTE                                                                       475,000                           475,000
   DUE TO SHAREHOLDERS                                                                 2,275
   ACCRUED EXPENSES-PAYROLL                                                                                                  0
                                                              -------------    -------------                     -------------
    TOTAL CURRENT LIABILITIES                                         6,799        1,404,609                         1,411,408
                                                              =============    =============                     =============
    TOTAL LONG TERM LIABILITIES                                                                                              0
                                                              -------------    -------------                     -------------
        TOTAL LIABILITIES                                             6,799        1,404,609                         1,411,408
                                                              =============    =============                     =============
 STOCKHOLDERS' EQUITY:
  CAPITAL STOCK                                                       2,750               67            6,371            9,188
  ADDITIONAL PAID-IN CAPITAL                                        193,146        1,415,878         (208,977)       1,400,047
  RETAINED EARNINGS                                                (202,606)      (2,173,029)         202,606       (2,173,029)
                                                              -------------    -------------                     -------------
        TOTAL STOCKHOLDERS' EQUITY                                   (6,710)        (757,084)                         (763,794)
                                                              =============    =============                     =============
        TOTAL LIABILITES & STOCKHOLDERS' EQUITY               $          89    $     647,525                     $     647,614
                                                              =============    =============                     =============

(1) RECAPITALIZATION BASED UPON ISSUANCE OF 6,473,962 SHARES OF AGIC COMMON STOCK AS PART OF REVERSE MERGER TRANSACTION

SYNOVA HEALTHCARE GROUP, INC.
PROFORMA UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
AT DECEMBER 31, 2004

ACCOUNTS                                                          AGIC            SYNOVA           ENTRIES          TOTALS
-----------------------------------------------------------   -------------    -------------    -------------    -------------
SALES                                                                                489,090                           489,090

COST AND EXPENSES:
 Cost of goods sold                                                                  156,247                           156,247
 Marketing Expenses                                                                  638,888                           638,888
 General and adminstraitve expenses                                 102,480        1,086,928                         1,189,408
                                                              -------------    -------------                     -------------
LOSS FROM OPERATIONS                                               (102,480)      (1,392,973)                       (1,495,453)
                                                              -------------    -------------                     -------------
OTHER INCOME(EXPENSES)
 Interest income                                                                         343                               343
 Interest expense                                                                    (55,240)                          (55,240)
                                                              -------------    -------------                     -------------
NET LOSS                                                           (102,480)      (1,447,870)                       (1,550,350)
                                                              =============    =============                     =============

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Synova Healthcare, Inc.
Media, Pennsylvania

We have audited the balance sheets of Synova Healthcare, Inc. as of December 31, 2004 and 2003, and the related statements of operations, stockholders' deficit and cash flows for the year ended December 31, 2004 and period from April 8, 2003 (date of inception) through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Synova Healthcare, Inc. as of December 31, 2004 and 2003, and the results of its operations and cash flows for the year ended December 31, 2004 and period from April 8, 2003 (date of inception) through December 31, 2003, in conformity with accounting principles generally accepted in the United States.


/s/ COGEN SKLAR LLP

Bala Cynwyd, Pennsylvania
January 13, 2005, except for
  Note 8 for which the date
  is February 10, 2005

                             SYNOVA HEALTHCARE, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 2004 AND 2003

                                                         2004            2003
                                                     -------------   -------------
        ASSETS
CURRENT ASSETS
  Cash                                               $      10,554   $      21,116
  Accounts receivable                                      115,213         136,887
  Inventory                                                427,569         447,544
  Prepaid expenses                                          56,345          22,878
                                                     -------------   -------------
TOTAL CURRENT ASSETS                                       609,681         628,425
PROPERTY AND EQUIPMENT - Net                                31,654          36,779
DEPOSITS AND OTHER ASSETS                                    6,190          12,380
                                                     -------------   -------------
TOTAL ASSETS                                         $     647,525   $     677,584
                                                     =============   =============
        LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
  Accounts payable and accrued expenses              $     927,334   $     775,126
  Due to Walgreens                                               -          72,466
  Due to shareholders                                        2,275               -
  Loans payable                                            475,000          40,000
                                                     -------------   -------------
TOTAL LIABILITIES                                        1,404,609         887,592
                                                     -------------   -------------
COMMON STOCK - $0.0001 par value; 1,250,000 shares
 authorized; 673,132 and 529,070 shares issued
 and outstanding in 2004 and 2003                               67              53

ADDITIONAL PAID-IN CAPITAL                               1,415,878         515,098

ACCUMULATED DEFICIT                                     (2,173,029)       (725,159)
                                                     -------------   -------------
TOTAL STOCKHOLDERS' DEFICIT                               (757,084)       (210,008)
                                                     -------------   -------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT          $     647,525   $     677,584
                                                     =============   =============

   The accompanying notes are an integral part of these financial statements.

                             SYNOVA HEALTHCARE, INC.
                            STATEMENTS OF OPERATIONS
                        YEAR ENDED DECEMBER 31, 2004 AND
               APRIL 8, 2003 (INCEPTION) THROUGH DECEMBER 31, 2003

                                                         2004            2003
                                                     -------------   -------------
SALES                                                $     489,090   $     137,144
                                                     -------------   -------------
COSTS AND EXPENSES
  Cost of goods sold                                       156,247          26,275
  Marketing expenses                                       638,888         581,938
  General and administrative expenses                    1,086,928         254,415
                                                     -------------   -------------
                                                         1,882,063         862,628
                                                     -------------   -------------
LOSS FROM OPERATIONS                                    (1,392,973)       (725,484)
                                                     -------------   -------------
OTHER INCOME (EXPENSES)
    Interest income                                            343             355
    Interest expense                                       (55,240)            (30)
                                                     -------------   -------------
                                                           (54,897)            325
                                                     -------------   -------------
NET LOSS                                             $  (1,447,870)  $    (725,159)
                                                     =============   =============
BASIC AND DILUTED NET LOSS PER
 COMMON SHARE                                        $       (2.27)  $       (1.60)
                                                     =============   =============
BASIC AND DILUTED WEIGHTED AVERAGE
 NUMBER OF SHARES OUTSTANDING                              637,310         451,998
                                                     =============   =============

   The accompanying notes are an integral part of these financial statements.

                             SYNOVA HEALTHCARE, INC.
                       STATEMENT OF STOCKHOLDERS' DEFICIT
               APRIL 8, 2003 (INCEPTION) THROUGH DECEMBER 31, 2004

                                                         Common Stock
                                                -----------------------------
                                                   Number                         Additional                         Total
                                                     of                            Paid-in       Accumulated     Stockholders'
                                                   Shares          Amount          Capital         Deficit          Deficit
                                                -------------   -------------   -------------   -------------    -------------
BALANCE AT APRIL 8, 2003                                    -   $           -   $           -   $           -    $           -

Issuance of common stock                              529,070              53         515,098               -          515,151
Net loss for the period ended
 December 31, 2003                                          -               -               -        (725,159)        (725,159)
                                                -------------   -------------   -------------   -------------    -------------
BALANCE AT DECEMBER 31, 2003                          529,070              53         515,098        (725,159)        (210,008)

Issuance of common stock                              111,614              11         583,844               -          583,855
Issuance of common stock for services                  17,900               2          89,497               -           89,499
Conversion of notes payable for common stock           14,548               1          72,739               -           72,740
Issuance of options to founders at below
 market value                                               -               -         149,700               -          149,700
Issuance of warrants in exchange for services               -               -           5,000               -            5,000
Net loss for the year ended
 December 31, 2004                                          -               -               -      (1,447,870)      (1,447,870)
                                                -------------   -------------   -------------   -------------    -------------
BALANCES, DECEMBER 31, 2004                           673,132   $          67   $   1,415,878   $  (2,173,029)   $    (757,084)
                                                =============   =============   =============   =============    =============

   The accompanying notes are an integral part of these financial statements.

                             SYNOVA HEALTHCARE, INC.
                            STATEMENTS OF CASH FLOWS
                        YEAR ENDED DECEMBER 31, 2004 AND
               APRIL 8, 2003 (INCEPTION) THROUGH DECEMBER 31, 2003

                                                         2004            2003
                                                     -------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                           $  (1,447,870)  $    (725,159)
  Adjustments to reconcile net loss
   to net cash used in operating activities
      Depreciation                                           7,256           3,523
      Share based compensation, services and
       interest                                            251,940               -
      (Increase) decrease in assets
        Accounts receivables                               111,779        (136,887)
        Inventory                                           19,975        (447,544)
        Prepaid expenses                                   (33,467)        (22,878)
        Deposits                                           (83,915)        (12,380)
      Increase (decrease) in liabilities
        Accounts payable and accrued expenses              152,208         775,125
        Walgreens overpayment                              (72,466)         72,466
                                                     -------------   -------------
  Net cash used in operating activities                 (1,094,560)       (493,734)
                                                     -------------   -------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                      (2,132)        (40,302)
                                                     -------------   -------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from loans payable                              502,275          40,000
  Proceeds from issuance of stock                          583,855         515,152
                                                     -------------   -------------
  Net cash provided by financing activities              1,086,130         555,152
                                                     -------------   -------------
NET INCREASE (DECREASE) IN CASH                            (10,562)         21,116

CASH - BEGINNING OF PERIOD                                  21,116               -
                                                     -------------   -------------
CASH - END OF PERIOD                                 $      10,554   $      21,116
                                                     =============   =============
SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING
 ACTIVITIES:

  Conversion of debt and accrued interest into
   common stock                                      $      72,740   $           -
                                                     =============   =============

   The accompanying notes are an integral part of these financial statements.

                             SYNOVA HEALTHCARE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of the Business
Synova Healthcare, Inc. (the "Company"), was incorporated in the State of Delaware on April 8, 2003. The Company was formed to develop, distribute, market and sell products designed to meet the increasing needs of consumers wanting to take a more active role in the management of their long-term health care.

Comprehensive Income
The Company follows the Statement of Financial Accounting Standard ("SFAS") No. 130, "Reporting Comprehensive Income." Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Since the Company has no items of other comprehensive income, comprehensive income (loss) is equal to net income (loss).

Fair Value of Financial Instruments
The Company's financial instruments consist of cash, receivables, payables and accrued expenses. The carrying values of cash, receivables, payables and accrued expenses approximate fair value because of their short maturities.

Concentration of Credit Risk
Certain financial instruments potentially subject the Company to concentrations of credit risk. These financial instruments consist primarily of cash and accounts receivable. The Company places its temporary cash investments with high credit quality financial institutions to limit its credit exposure. Concentrations of credit risk with respect to accounts receivable are limited since the Company performs ongoing credit evaluations of its customers' financial condition and due to the generally short payment terms.

Accounts Receivable
The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

Inventory
Inventory consists of diagnostic medical devices and is stated at the lower of cost (determined by the first-in, first-out method) or market.

Depreciation
The cost of property and equipment is depreciated over the estimated useful lives of the related assets. Depreciation is computed using the straight-line method. The estimated useful lives are as follows:

          Computer equipment         5 years
          Office equipment           7 years
          Office furniture           7 years

Revenue Recognition
The company's revenue to-date has been derived from the sale of medical devices to retail drug and food chains. In most cases revenue is recognized when the product is shipped to the customer. In certain cases the company has an arrangement where the customer does not recognize a liability to Synova until the product is sold in the store. In these cases revenue is not recognized until the product is sold; the related inventory is carried as an asset until such sale occurs.

                             SYNOVA HEALTHCARE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes
The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Loss Per Share
The Company follows SFAS 128, "Earnings Per Share" resulting in the presentation of basic and diluted earnings (loss) per share. Because the Company reported a net loss for the periods ended December 31, 2004 and 2003, common stock equivalents consisting of options and warrants were anti-dilutive; therefore, the amounts reported for basic and dilutive loss per share were the same.

Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the use of estimates based on management's knowledge and experience. Accordingly, actual results could differ from those estimates.

Recoverability of Long Lived Assets
The Company follows SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company is not aware of any events or circumstances which indicate the existence of an impairment which would be material to the Company's annual financial statements.

Advertising Costs
Advertising costs are expensed as incurred.

Cooperative Advertising
The Company accounts for cooperative advertising expense in accordance with Emerging Issues Task Force ("EITF") 01-9, "Accounting for Consideration Given by a Vendor to a Customer." EITF 01-9 requires that cash considerations, including sales incentives given by a vendor to a customer is presumed to be a reduction of the selling price and, therefore, should be characterized as a reduction of revenue. This presumption is overcome and the consideration characterized as a cost incurred if the vendor receives an identifiable benefit in exchange for the consideration and the fair value of that identifiable benefit can be reasonably estimated.

Cooperative advertising expenses of $309,890 and $-0- were recorded as reductions of sales revenue in 2004 and 2003.

                             SYNOVA HEALTHCARE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 2 - PREPAID EXPENSES

Prepaid expenses consist of:
                                                         2004       2003
                                                       --------   --------
     Prepaid broker fees                               $      -   $  3,500
     Prepaid insurance                                   23,138     19,378
     Marketing supplies                                  24,408          -
     Prepaid advertising                                  8,799          -
                                                       --------   --------
                                                       $ 56,345   $ 22,878
                                                       ========   ========

NOTE 3- PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                         2004       2003
                                                       --------   --------
     Computer equipment                                $ 24,643   $ 22,512
     Office equipment                                     4,028      4,028
     Office furniture                                    13,762     13,762
                                                       --------   --------
                                                         42,433     40,302
     Less: Accumulated depreciation and amortization     10,779      3,523
                                                       --------   --------
                                                       $ 31,654   $ 36,779
                                                       ========   ========

Related depreciation expense for 2004 and 2003 was $7,256 and $3,523.

NOTE 4 - LOANS PAYABLE

The Company has a loan payable dated April 30, 2004 secured by the Company's assets. The loan bears interest at a fixed rate of 15% per annum payable on a monthly basis. The outstanding principal is due on May 1, 2005. The lender had the option to convert up to fifty percent of the original loan balance into shares of common stock of the Company at a price of $5.00 per share. This option expired November 1, 2004.

The loan payable at December 31, 2003 was converted into common stock at $5 per share on March 12, 2004.

NOTE 5 - LEASE COMMITMENTS

The Company leases an office facility. The lease term expires on November 30, 2005, with an annual rental expense of approximately $25,000.

Minimum future rental payments under this noncancellable operating leases as of December 31, 2004 is approximately $23,000 for the year ending December 31, 2005.

Rent expense charged to operations for the year ended December 31, 2004 and period ended December 31, 2003 was $24,760 and $7,135.

                             SYNOVA HEALTHCARE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 6 - STOCKHOLDER'S EQUITY

Common Stock
During the year ended December 31, 2003, the Company issued an aggregate of 529,070 shares of its common stock in a series of private offerings and received net proceeds of $515,151.

During the year ended December 31, 2004, the Company issued an aggregate of 111,614 shares of its common stock in a series of private offerings and received net proceeds of $583,855.

During the year ended December 31, 2004, the Company issued 17,900 shares of its common stock in exchange for professional services valued at $89,499.

In March 2004, the holder of a $40,000 convertible note submitted the note and accrued interest of $4,000 for conversion at $5 per share into 8,800 shares of the Company's common stock.

In December 2004, the holder of a $25,000 convertible note submitted the note and accrued interest of $3,740 for conversion at $5 per share into 5,748 shares of the Company's common stock.

Options
On March 17, 2004, the Company granted options to one employee and three Board of Directors to each purchase 1,000 shares of the Company's common stock. The options vest immediately and expire in 10 years from the grant date. The exercise price per share of these options was $5.00, which was the fair market value of the Company's common stock on the date of grant.

On December 22, 2004, pursuant to the Synova Healthcare, Inc. 2004 Equity Incentive Plan, the two founders of the Company were granted options to each purchase 15,000 shares of the Company's common stock. The options vest immediately and expire 10 years after the grant date. The exercise price per share of these options was $0.01. Since the exercise price of the options was less than the fair market value of the Company's common stock on grant date, the Company recorded compensation expense of $149,700, which represents the difference between the exercise price of the options and the fair market value of the stock on grant date multiplied by the number of options granted.

None of the options have been exercised as of December 31, 2004.

The Company applies ABP Opinion 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for the issuance of its stock options. Accordingly, no compensation cost has been recognized for its stock options issued during the years ended December 31, 2004, except for the options issued to founders as noted above. Had compensation cost for the Company's issuance of vested stock options been determined based on the fair value at grant dates for options consistent with the method of FASB Statement 123, the Company's net loss would have been increased to the pro forma amount indicated below. Fair value amounts for 2004 were estimated using the Black-Scholes model with the following assumptions: no dividend yield, expected volatility of 60%, and a risk-free interest rate of 3.7%. There were no options issued during 2003.

                             SYNOVA HEALTHCARE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 6 - STOCKHOLDER'S EQUITY (Continued)

                                                                  2004
                                                              -----------
     Net loss                       As reported               $ 1,447,870
                                    Pro Forma                 $ 1,461,870
     Net loss per share             As reported               $      2.27
                                    Pro Forma                 $      2.29
Warrants
On December 22, 2004, the Company issued Stock Purchase Warrants to purchase 1,000 shares of its common stock at an exercise price of $0.01 per share pursuant to Section 4(2) of the Securities Act in exchange for accounting services. The Warrants are exercisable until December 2014. In accordance with the fair value method as described in accounting requirements of SFAF No. 123, the Company recognized accounting expense of $5,000, using the Black-Scholes Model with the following assumptions: no dividend yield, expected volatility of 60%, and a risk-free interest rate of 4.2%.

NOTE 7 - INCOME TAXES

As discussed in Note 1, the Company utilizes the asset and liability method of accounting for income taxes in accordance with SFAS 109. The effective tax rates differ from the statutory rate primarily due to the Company's historical corporate structure. The reconciliation of the statutory federal rate to the Company's historical income tax expense (benefit) is as follows:

                                                        2004          2003
                                                     ----------    ----------
     Income tax benefit at
      U.S. federal income tax rate                   $ (521,000)   $ (261,000)
     Tax benefit not recognized                         521,000       261,000
                                                     ----------    ----------
     Income tax benefit                              $        -    $        -
                                                     ==========    ==========
     Income tax benefit consists of the following:
     Current tax benefit
       Federal                                       $        -    $        -
       State                                                  -             -
                                                     ----------    ----------
                                                     $        -    $        -
                                                     ==========    ==========
     Deferred tax benefit
       Federal                                       $  782,000    $  261,000
       State                                                  -             -
       Valuation allowance                             (782,000)     (261,000)
                                                     ----------    ----------
                                                              -             -
                                                     ----------    ----------
                                                     $        -    $        -
                                                     ==========    ==========

                             SYNOVA HEALTHCARE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 7 - INCOME TAXES (Continued)

The components of the deferred assets (liabilities) are as follows:

                                                        2004          2003
                                                     ----------    ----------
     Net operating loss                              $  782,000    $  261,000
     Valuation allowance                               (782,000)     (261,000)
                                                     ----------    -----------
                                                     $        -    $        -
                                                     ==========    ==========

The valuation allowance for deferred tax assets as of December 31, 2004 and 2003 was $782,000 and $261,000. The change in the total valuation allowance for the years ended December 31, 2004 and 2003 was an increase of $521,000 and an increase of $261,000. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the net operating losses and temporary differences become deductible. Management considered projected future taxable income and tax planning strategies in making this assessment. At December 31 2004, the Company had net operating loss carry forwards for Federal and State income tax purposes of approximately $2,173,000 (the "NOL carry forwards"), which were available to offset future taxable income, if any, through 2024. Based upon the limited operating history of the Company and losses incurred to date, management has fully reserved the deferred tax asset.

NOTE 8 - SUBSEQUENT EVENTS

In January 2005, the Company issued 42,132 shares of its common stock in exchange for services valued at $315,990.

In January 2005, the Company issued 10,502 shares of its common stock for proceeds of $78,765.

In January 2005, the Company issued Stock Purchase Warrants to purchase 3,274 shares of its common stock at an exercise price of $7.50 per share for 2,050 shares and $0.01 per share for 1,224 shares pursuant to Section 4(2) of the Securities Act in exchange for services. The Warrants are exercisable until January 2015. The Warrants will be expensed in accordance with the fair value method as described in accounting requirements of SFAS No. 123.

On January 13, 2005, the Company entered into an Agreement and Plan of Merger ("Merger Agreement") with Synova Healthcare Group, Inc. (formerly known as Advanced Global Industries Corporation). The Merger Agreement provides that at the effective time, a newly formed wholly-owned subsidiary of Synova Healthcare Group, Inc. will merge with and into Synova and Synova will be the surviving wholly-owned subsidiary. The stockholders of Synova will have a controlling interest in the merged entity and therefore, the merger will be accounted for as a reverse acquisition.

At the effective time, each stockholder of Synova will receive 8.75 shares of common stock of Synova Healthcare Group, Inc. for each share of Synova common stock.

Upon the effective date of the merger, Synova Healthcare Group, Inc. will commence a private placement offering to raise up to $3.5 million by offering units consisting of one share and a warrant to purchase 0.8 share at $1 per unit.

As of February 10, 2005, the escrow agent for the private placement had received at least $2,000,000 in common stock subscriptions.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Advanced Global Industries Corporation
Bellingham, Washington

We have audited the accompanying balance sheets of Advanced Global Industries Corporation (a development stage company) as of December 31, 2004 and 2003, and the related statements of operations, changes in stockholders' deficit and cash flows for the years then ended and for the period September 1, 1998 (date of inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Global Industries Corporation (a development stage company) as of December 31, 2004 and 2003 and the results of its operations and its cash flows for the years then ended and for the period September 1, 1998 (date of inception) to December 31, 2004, in conformity with accounting principles generally accepted in the United States.


/s/ COGEN SKLAR LLP


Bala Cynwyd, Pennsylvania
January 25, 2005, except for
Note 6 - Merger, for which
the date is February 10, 2005

                     ADVANCED GLOBAL INDUSTRIES CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                           DECEMBER 31, 2004 AND 2003

                                                          2004            2003
                                                      -------------   -------------
     ASSETS

   Cash                                               $          89   $          69
                                                      -------------   -------------
TOTAL ASSETS                                          $          89   $          69
                                                      =============   =============
     LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
   Accounts payable                                   $       6,799   $       4,299
   Loan from stockholder                                          -          22,331
                                                      -------------   -------------
   Total Liabilities                                          6,799          26,630
                                                      -------------   -------------
     STOCKHOLDERS' DEFICIT

Preferred Stock, $.001 par value; 50,000,000 shares
 authorized, no shares issued and outstanding                     -               -
Common Stock, $.001 par value; 150,000,000 shares
 authorized, 2,750,000 shares outstanding at
 December 31, 2004, and 2,250,000 shares
 outstanding at December 31, 2003                             2,750           2,250
Additional paid-in capital                                  193,146          71,315
Deficit accumulated during the development stage           (202,606)       (100,126)
                                                      -------------   -------------
                                                             (6,710)        (26,561)
                                                      -------------   -------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT           $          89   $          69
                                                      =============   =============

   The accompanying notes are an integral part of these financial statements.

                     ADVANCED GLOBAL INDUSTRIES CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
    AND THE PERIOD SEPTEMBER 1, 1998 (DATE OF INCEPTION) TO DECEMBER 31, 2004

                                                                     Cumulative      Year Ended      Year Ended
                                                                        Since        December 31,    December 31,
                                                                      Inception         2004            2003
                                                                    -------------   -------------   -------------
REVENUES                                                            $           -   $           -   $           -

GENERAL AND ADMINISTRATIVE EXPENSES                                       202,606         102,480           9,022
                                                                    -------------   -------------   -------------
LOSS BEFORE INCOME TAX BENEFIT                                           (202,606)       (102,480)         (9,022)

INCOME TAX BENEFIT (PROVISION)                                                  -               -               -
                                                                    -------------   -------------   -------------
NET LOSS                                                            $    (202,606)  $    (102,480)  $      (9,022)
                                                                    =============   =============   =============
BASIC AND DILUTED NET LOSS
 PER COMMON SHARE                                                                   $       (0.05)  $           -
                                                                                    =============   =============
BASIC AND DILUTED WEIGHTED AVERAGE
 COMMON SHARES OUTSTANDING                                                              2,250,000       2,250,000
                                                                                    =============   =============

   The accompanying notes are an integral part of these financial statements.

                     ADVANCED GLOBAL INDUSTRIES CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
    AND THE PERIOD SEPTEMBER 1, 1998 (DATE OF INCEPTION) TO DECEMBER 31, 2004

                                                                                            Common Stock
                                                                                    -----------------------------
                                                                     Preferred        Number of
                                                                       Stock           Shares          Amount
                                                                    -------------   -------------   -------------
Balance at December 31, 1998                                        $           -               -   $           -

Issuance of shares in private offerings                                         -          50,850              51
Net loss for the year ended December 31, 1999                                   -               -               -
                                                                    -------------   -------------   -------------
Balance at December 31, 1999                                                    -          50,850              51

Net loss for the year ended December 31, 2000                                   -               -               -
                                                                    -------------   -------------   -------------
Balance at December 31, 2000                                                    -          50,850              51

Issuance of shares of common stock in exchange for services                     -         199,150             199
Net loss for the year ended December 31, 2001                                   -               -               -
                                                                    -------------   -------------   -------------
Balance at December 31, 2001                                                    -         250,000             250

Issuance of shares of common stock in private placement                         -       2,000,000           2,000
Net loss for the year ended December 31, 2002                                   -               -               -
                                                                    -------------   -------------   -------------
Balance at December 31, 2002                                                    -       2,250,000           2,250

Net loss for the year ended December 31, 2003                                   -               -               -
                                                                    -------------   -------------   -------------
Balance at December 31, 2003                                                    -       2,250,000           2,250

Discharge of debt by stockholder                                                -               -               -
Issuance of shares of common stock in exchange for services                     -         500,000             500
Net loss for the year ended December 31, 2004                                   -               -               -
                                                                    -------------   -------------   -------------
Balance at December 31, 2004                                        $           -       2,750,000   $       2,750
                                                                    =============   =============   =============

                                                                                     Accumulated
                                                                      Additional     During the
                                                                       Paid-In       Development
                                                                       Capital          Stage           Total
                                                                    -------------   -------------   -------------
Balance at December 31, 1998                                        $           -   $           -   $           -

Issuance of shares in private offerings                                    42,599               -          42,650
Net loss for the year ended December 31, 1999                                   -         (39,141)        (39,141)
                                                                    -------------   -------------   -------------
Balance at December 31, 1999                                               42,599         (39,141)          3,509

Net loss for the year ended December 31, 2000                                   -             (96)            (96)
                                                                    -------------   -------------   -------------
Balance at December 31, 2000                                               42,599         (39,237)          3,413

Issuance of shares of common stock in exchange for services                28,716               -          28,915
Net loss for the year ended December 31, 2001                                   -         (29,011)        (29,011)
                                                                    -------------   -------------   -------------
Balance at December 31, 2001                                               71,315         (68,248)          3,317

Issuance of shares of common stock in private placement                         -               -           2,000
Net loss for the year ended December 31, 2002                                   -         (22,856)        (22,856)
                                                                    -------------   -------------   -------------
Balance at December 31, 2002                                               71,315         (91,104)        (17,539)

Net loss for the year ended December 31, 2003                                   -          (9,022)         (9,022)
                                                                    -------------   -------------   -------------
Balance at December 31, 2003                                               71,315        (100,126)        (26,561)

Discharge of debt by stockholder                                           22,331               -          22,331
Issuance of shares of common stock in exchange for services                99,500               -         100,000
Net loss for the year ended December 31, 2004                                   -        (102,480)       (102,480)
                                                                    -------------   -------------   -------------
Balance at December 31, 2004                                        $     193,146   $    (202,606)  $      (6,710)
                                                                    =============   =============   =============

   The accompanying notes are an integral part of these financial statements.

                     ADVANCED GLOBAL INDUSTRIES CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
    AND THE PERIOD SEPTEMBER 1, 1998 (DATE OF INCEPTION) TO DECEMBER 31, 2004

                                                                     Cumulative       Year Ended     Year Ended
                                                                        Since        December 31,    December 31,
                                                                      Inception         2004            2003
                                                                    -------------   -------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                         $    (202,606)  $    (102,480)  $      (9,022)
   Adjustments to reconcile net loss to net cash flows
    provided by (used in) operating activities
     Stock issued in exchange for services                                128,915         100,000               -
     Decrease in assets
      Prepaid expenses                                                          -               -           2,980
     Increase in liabilities
      Accounts payable and accrued expenses                                 6,799           2,500           1,741
                                                                    -------------   -------------   -------------
   Net cash provided by (used in) operating activities                    (66,892)             20          (4,301)

CASH FLOWS FROM INVESTING ACTIVITIES
   Increase in loan from stockholder                                       22,331               -           4,229

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from issuance of common stock                                  44,650               -               -
                                                                    -------------   -------------   -------------
NET INCREASE (DECREASE) IN CASH                                                89              20             (72)

CASH  - BEGINNING OF PERIOD                                                     -              69             141
                                                                    -------------   -------------   -------------
CASH - END OF PERIOD                                                $          89   $          89   $          69
                                                                    =============   =============   =============
SUPPLEMENTAL DISCLOSURE OF NON-CASH
 INVESTING AND FINANCING ACTIVITIES:
   Discharge of debt by stockholder:
     Loan from stockholder                                          $     (22,331)  $     (22,331)  $           -
     Additional paid-in capital                                            22,331          22,331               -
                                                                    -------------   -------------   -------------
                                                                    $           -   $           -   $           -
                                                                    =============   =============   =============

   The accompanying notes are an integral part of these financial statements.

                     ADVANCED GLOBAL INDUSTRIES CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Advanced Global Industries Corporation, (the "Company"), a development stage company, was organized in Nevada on September 1, 1998. Its business operations were limited to raising capital for its business but those operations were abandoned in 2001. The Company had no other operations until December 2004 when it entered into a letter of intent to merge with Synova Healthcare, Inc. of Media, PA.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Comprehensive Income
The Company follows the Statement of Financial Accounting Standard ("SFAS") No. 130, "Reporting Comprehensive Income." Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Since the Company has no items of other comprehensive income, comprehensive income (loss) is equal to net income (loss).

Fair Value of Financial Instruments
The Company's financial instruments consist of cash and accounts payable. The carrying values of cash and accounts payable approximate fair value because of their short maturities.

Income Taxes
The Company follows SFAS No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Loss Per Share
The Company follows SFAS No. 128, "Earnings Per Share" resulting in the presentation of basic and diluted earnings per share. Because the Company has no common stock equivalents, the amounts reported for basic and dilutive loss per share were the same.

                     ADVANCED GLOBAL INDUSTRIES CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 2 -SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Principles
The following recently issued accounting pronouncements are currently not applicable to the Company.

In December 2004, the FASB revised SFAS 123, "Accounting for Stock-Based Compensation" to require all companies to expense the fair value of employee stock options. SFAS 123R is effective for the first period ending after December 15, 2005 for small issuers.

In January 2003, subsequently revised December 2003, the FASB issued FASB Interpretation No. 46R ("FIN 46R"), Consolidation of Variable Interest Entities
- An Interpretation of AARB N. 51. FIN 46R requires that if any entity has a controlling financial interest in a variable interest entity, the assets, liabilities and results of activities of the variable interest entity should be included in the consolidated financial statements of the entity. FIN 46R provisions are effective for all arrangements entered into after January 31, 2003. FIN 46R provisions are required to be adopted for the first period ending after December 15, 2004 for a small business issuer.

In April 2003, the FASB issued Statement of Financial Accounting Standard No. 149 ("SFAS 149"), Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS 133. SFAS 149 is generally effective for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS 133, entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003.

In May 2003, FASB issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("SFAS No. 150"). SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both debt and equity and requires an issuer to classify the following instruments as liabilities in its balance sheet:

1. a financial instrument issued in the form of shares that is mandatorily redeemable and embodies an unconditional obligation that requires the issuer to redeem it by transferring its assets at a specified or determinable date or upon an event that is certain to occur;
2. a financial instrument, other than an outstanding share, that embodies an obligation to repurchase the issuer's equity shares, or is indexed to such an obligation, and requires the issuer to settle the obligation by transferring assets; and
3. financial instrument that embodies and unconditional obligation that the issuer must settle by issuing a variable number of its equity shares if the monetary value of the obligation is based solely or predominantly on (1) a fixed monetary amount, (2) variations in something other than the fair value of the issuer's equity shares, or (3) variations inversely related to changes in the fair value of the issuer's equity shares.

                     ADVANCED GLOBAL INDUSTRIES CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 2 -SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Pronouncements (Continued)
In November 2003, FASB issued FASB Staff Position No. 150-3 ("FAS 150-3") which deferred the effective dates for applying certain provisions of SFAS No. 150 related to mandatorily redeemable financial instruments of certain non-public entities and certain mandatorily redeemable non-controlling interests for public and non-public companies. For public entities SFAS No. 150 is effective for mandatorily redeemable financial instruments entered into or modified after May 31, 2003 and is effective for all other financial instruments as of the first interim period beginning after June 15, 2003. For mandatorily redeemable non-controlling interest that would not have to be classified as liabilities by a subsidiary under the exception in paragraph 9 of SFAS No. 150, but would be classified as liabilities by the parent, the classification and measurement provisions of SFAS No. 150 are deferred indefinitely. The measurement provisions of SFAS No. 150 are also deferred indefinitely for other mandatorily redeemable non-controlling interests that were issued before November 4, 2003. For those instruments, the measurement guidance for redeemable shares and non-controlling interests in other literature shall apply during the deferral period.

On December 17, 2003, the Staff of the SEC issued Staff Accounting Bulletin No. 104 (SAB No. 104), Revenue Recognition, which supersedes SAB No. 101, "Revenue Recognition in Financial Statements." SAB No. 104's primary purpose is to rescind accounting guidance contained in SAB No. 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." Additionally, SAB No. 104 rescinds the SEC's Revenue Recognition in Financial Statements Frequently Asked Questions and Answers (the FAQ) issued with SAB No. 101 that had been codified in SEC Top 13, Revenue Recognition. Selected portions of the FAQ have been incorporated into SAB No. 104. While the wording of SAB No. 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB No. 101 remain largely unchanged by the issuance of SAB No. 104.

                     ADVANCED GLOBAL INDUSTRIES CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 3 - COMMON STOCK

In May 1999, the Company raised $42,650 through the issuance of 50,850 shares (post-split) of its common stock in private offerings.

In August 2001, the Company issued 199,150 shares (post-split) of its common stock in exchange for services rendered with $28,915.

On July 12, 2002, the Board of Directors declared a 100 to one common stock split. All amounts of common stock presented in these financial statements and notes have been retroactively restated to give effect to this reverse split.

On July 17, 2002, the Company issued 2,000,000 shares of its common stock for proceeds of $2,000.

On December 28, 2004, the Company issued 500,000 shares of its common stock in exchange for consulting services.

NOTE 4 - INCOME TAXES

As discussed in Note 1, the Company utilizes the asset and liability method of accounting for income taxes in accordance with SFAS 109. The effective tax rates differ from the statutory rate primarily due to the Company's historical corporate structure. The reconciliation of the statutory federal rate to the Company's historical income tax expense (benefit) is as follows:

                                                        2004          2003
                                                     ----------    ----------
     Income tax benefit at
      U.S. federal income tax rate                   $  (37,000)   $   (3,000)
     Tax benefit not recognized                          37,000         3,000
                                                     ----------    ----------
     Income tax benefit                              $        -    $        -
                                                     ==========    ==========
     Income tax benefit consists
      of the following:
     Current tax benefit
        Federal                                      $        -    $        -
        State                                                 -             -
                                                     ----------    ----------
                                                     $        -    $        -
                                                     ==========    ==========
     Deferred tax benefit
        Federal                                      $   73,000    $   36,000
        State                                                 -             -
        Valuation allowance                             (73,000)      (36,000)
                                                     ----------    ----------
                                                              -             -
                                                     ----------    ----------
                                                     $        -    $        -
                                                     ==========    ==========

                     ADVANCED GLOBAL INDUSTRIES CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 4 - INCOME TAXES (Continued)

As of December 31, 2004, the Company has net operating loss carryforwards of approximately $203,000 and $100,000, expiring through the year ending December 31, 2024. This amount can be used to offset future taxable income of the Company.

The timing and manner in which the Company can utilize operating loss carryforwards in any year may be limited by provisions of the Internal Revenue Code regarding changes in ownership of corporations. Such limitation may have an impact on the ultimate realization of its carryforwards and future tax deductions.

The components of deferred tax assets as of December 31, 2004 and 2003 are as follows:

                                                        2004          2003
                                                     ----------    ----------
     Net operating loss carryforward                 $   73,000    $   36,000
     Valuation allowance                                (73,000)      (36,000)
                                                     ----------    ----------
     Total                                           $        -    $        -
                                                     ==========    ==========

The valuation allowance for deferred tax assets as of December 31, 2004 was $73,000 and $36,000. The change in the total valuation for the years ended December 31, 2004 and 2003 was an increase of $37,000 and $3,000. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependant upon the generation of future taxable income during the periods in which the net operating losses and temporary differences become deductible. Management considered projected future taxable income and tax planning strategies in making this assessment. The value of the deferred tax assets was offset by a valuation allowance, due to the current uncertainty of the future realization of the deferred tax assets.

NOTE 5 - RELATED PARTY TRANSACTIONS

A stockholder of the Company loaned the Company $22,331 from inception through December 31, 2003 for general and administrative expenses. During 2004, the stockholder forgave this debt in full, which is reflected as a credit to additional paid-in capital.

                     ADVANCED GLOBAL INDUSTRIES CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 6 - SUBSEQUENT EVENTS

COMMON STOCK

On January 3, 2005, the Company issued 50,000 shares of its common stock in exchange for consulting services.

On January 10, 2005, the Company issued 200,000 shares of its common stock in exchange for consulting services.

MERGER

On January 13, 2005, the Company entered into a Merger Agreement with Synova Healthcare, Inc. In connection with that merger, on January 10, 2005, the Company changed its name to Synova Healthcare Group, Inc. On February 10, 2005 our wholly owned subsidiary, Synova AGBL Merger Sub Inc., a Delaware Corporation, merged with Synova Healthcare, Inc., with Synova Healthcare, Inc. surviving the merger. In connection with the merger, each outstanding share of Synova Healthcare, Inc. common stock was cancelled and converted into the right to receive 8.75 shares of our common stock. Immediately upon consummation of the merger, the Synova Healthcare, Inc. stockholders and the holders of Synova Healthcare, Inc. stock options or other convertible securities held approximately seventy percent (70%) of our outstanding voting stock on a fully diluted basis. Synova Healthcare, Inc. is now our wholly owned operating subsidiary.

On February 10, 2005, the Company commenced a private placement offering to raise up to $3.5 million at $50,000 per unit. Each unit consisted of 50,000 shares of common stock and warrants to purchase 40,000 shares of common stock.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.


                     [LOGO OF SYNOVA HEALTHCARE GROUP, INC.]

                          SYNOVA HEALTHCARE GROUP, INC.

                                   ----------

                                   PROSPECTUS

                                   ----------

                                     Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

         Section 78.7502 of the General Corporation Law of Nevada generally provides for the indemnification of directors, officers or employees of a corporation made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties and fines (including attorneys' fees and disbursements) if such person, among other things, acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

         Consistent with the Nevada General Corporation Law, our articles of incorporation provide that no director or officer shall be personally liable to the company or our stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such officer or director, provided that such director or officer shall not be indemnified for acts or omissions involving intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada General Corporation Law. Additionally, our bylaws provide, consistent with
Section 78.7502 of the Nevada General Corporation Law, that directors, officers, employees or agents of the company shall be indemnified by us, as long as such director, officer, employee or agent acted in good faith and reasoned his conduct or action to be in the best interest of the company.

         We have an insurance policy providing for indemnification of officers and directors and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and conditions.

         The indemnification provisions in our articles of incorporation may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The expenses to be paid by the registrant are as follows. All amounts other than the SEC registration fee are estimates.

                                                           AMOUNT TO
                                                            BE PAID
                                                           ----------
                SEC registration fee...................    $  3,716.62
                Legal fees and expenses................    $   100,000
                Accounting fees and expenses...........    $    12,000
                Printing...............................    $    25,000
                Transfer agent fees....................    $     5,000
                Miscellaneous..........................    $     5,000
                Total..................................    $150,716.62

Item 26.  Recent Sales of Unregistered Securities

         Set forth below in chronological order is information regarding our sales of unregistered securities since January 1, 2002.

         o In July 2002, we sold 2,000,000 shares of common stock to accredited, non-"U.S. persons" (as the term is defined in Regulation S promulgated under the Securities Act) for aggregate consideration of $2,000. The issuance of these shares was exempt from registration under Section 4(2) of the Securities Act, as a transaction not involving a public offering, and Regulation S.

         o In December 2004, we issued 500,000 shares of common stock to Oceana Partners LLC in consideration for consulting services provided to us by Oceana Partners. This issuance was exempt from registration under Section 4(2) of the Securities Act, as a transaction not involving a public offering.

         o On January 3, 2005, we issued 50,000 shares of common stock to a business consultant in exchange for consulting services. This issuance was exempt from registration under Section 4(2) of the Securities Act, as a transaction not involving a public offering.

         o On January 10, 2005, we issued 200,000 shares of common stock to G.M. Capital Partners, Ltd. in consideration for consulting services provided to us by G.M. Capital Partners. This issuance was exempt from registration under Section 4(2) of the Securities Act, as a transaction not involving a public offering.

         o On January 13, 2005, we entered into an Agreement and Plan of Merger with Synova AGBL Merger Sub, Inc. and Synova Healthcare, Inc., pursuant to which, on February 10, 2005, our wholly owned subsidiary, Synova AGBL Merger Sub Inc., a Delaware corporation, merged with Synova Healthcare, Inc., with Synova Healthcare, Inc. surviving the merger. In connection with the merger, each outstanding share of Synova Healthcare, Inc. common stock was cancelled and converted into the right to receive 8.75 shares of our common stock. Each outstanding stock option (and other convertible security) to purchase Synova Healthcare, Inc. common stock was cancelled and converted into a stock option (or other convertible security) to purchase 8.75 shares of our common stock (with appropriate adjustments to the applicable exercise prices). Our one share of Synova AGBL Merger Sub, Inc. common stock was converted into one share of Synova Healthcare, Inc. common stock, and Synova Healthcare, Inc. is now our wholly owned operating subsidiary. As a result of this merger, we issued and aggregate of 6,437,952 shares of common stock to the former stockholders of Synova Healthcare, Inc. We also assumed stock options that, upon the consummation of the merger, became exercisable for an aggregate of 562,048 shares of our common stock.

         o On February 10, 2005, we commenced a private offering of units to raise up to an aggregate of $3,500,000. Each unit consisted of (i) 50,000 shares of our common stock and (ii) warrants to purchase 40,000 shares of our common stock. The warrants are exercisable at $2.00 per share and have a term of five years following their issuance. The unit offering closed on March 15, 2005, after we raised an aggregate of $3,500,000 by selling an aggregate of 70 units. G.M. Capital Partners, Ltd., and Oceana Partners LLC served as placement agents in the offering. KSR Associates, Inc. provided us with consulting services in connection with the offering. In consideration for the placement agent services, we issued each of G.M. Capital Partners and Oceana Partners LLC unit purchase options to purchase 3.5 units at a price per unit of $50,000. We also paid each of G.M. Capital Partners and Oceana Partners $140,000. For its consulting services, we paid KSR Associates $70,000. As additional compensation for their placement agent services, G.M. Capital Partners and Oceana Partners will each receive 1% of any amounts received by us upon the exercise of the warrants sold in the offering. This registration statement covers the resale of the shares of common stock issued in the offering and underlying the warrants issued in the offering, as well as the shares of common stock underlying the unit purchase options issued to G.M. Capital Partners and Oceana Partners.

         The issuances made in connection with the 2005 merger and private offering described above were considered to be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. All of the investors were "accredited," as that term is defined in Regulation D, Rule 501 promulgated under the Securities Act of 1933, as amended. All recipients either received adequate information about us or had access to such information. A significant number of the investors in the unit offering were also non- "U.S. persons," as defined in Regulation S promulgated under the Securities Act of 1933, as amended.

Item 27.  Exhibits

         THE WARRANTIES, REPRESENTATIONS AND COVENANTS CONTAINED IN THE AGREEMENT OR AGREEMENTS INCLUDED HEREIN OR WHICH APPEAR AS EXHIBITS HERETO SHOULD NOT BE RELIED UPON BY BUYERS, SELLERS OR HOLDERS OF THE COMPANY'S SECURITIES AND ARE NOT INTENDED AS WARRANTIES, REPRESENTATIONS OR COVENANTS TO ANY INDIVIDUAL OR ENTITY EXCEPT AS SPECIFICALLY SET FORTH IN THE AGREEMENT OR AGREEMENTS.

                  Exhibit
                  No.                           Description
                  -------   ----------------------------------------------------

                  2.1** Agreement and Plan of Merger, dated as of January 13, 2005, by and among Synova Healthcare Group, Inc., Synova AGBL Merger Sub, Inc. and Synova Healthcare, Inc.

                  2.2** First Amendment to Agreement and Plan of Merger, dated as of January 28, 2005, among Synova Healthcare Group, Inc., Synova AGBL Merger Sub, Inc. and Synova Healthcare, Inc.

                  3(i)** Articles of Incorporation of Centaur Capital Group, Inc., filed September 1, 1998.

                  3(ii)** Certificate of Amendment to Articles of Incorporation of Centaur Capital Group, Inc., filed April 8, 1999 (changing name to Centaur Bioresearch, Inc.).

                  3(iii)** Certificate of Amendment to Articles of Incorporation of Centaur Bioresearch, Inc., filed June 25, 2001.

                  3(iv)** Certificate of Amendment to Articles of Incorporation of Centaur Bioresearch, Inc., filed June 13, 2002 (changing name to Advanced Global Industries Corporation).

                  3(v)** Certificate of Amendment to Articles of Incorporation of Advanced Global Industries Corporation, filed June 11, 2004 (changing name to XQ International, Inc.).

                  3(vi)** Certificate of Amendment to Articles of Incorporation of XQ International, Inc., filed June 22, 2004 (changing name to QwikX International, Inc.).

                  3(vii)** Certificate of Amendment to Articles of Incorporation of QwikX International, Inc., filed December 10, 2004 (changing name to Advanced Global Industries Corporation).

                  3(viii)** Certificate of Amendment to Articles of
                            Incorporation of Advanced Global Industries
                            Corporation, filed January 12, 2005 (changing name to Synova Healthcare Group, Inc.).

                  3(ix)* Amended and Restated Bylaws of Synova Healthcare Group, Inc.

                  4.1** Specimen certificate for common stock of Synova Healthcare Group, Inc.

                  4.2* Form of Warrant to Purchase Synova Healthcare Group, Inc. Common Stock.

                  4.3** Registration Rights Agreement, dated as of February 10, 2005, by and among Synova Healthcare Group, Inc. and the purchasers named therein.

                  4.4* Unit Purchase Option, dated as of March 15, 2005, between Synova Healthcare Group, Inc. and G.M. Capital Partners, Ltd.

                  4.5* Unit Purchase Option, dated as of March 15, 2005, between Synova Healthcare Group, Inc. and Oceana Partners LLC.

                  5.1*      Opinion of Blank Rome LLP.

                  10.1** Securities Purchase Agreement, dated as of February 10, 2005, among Synova Healthcare Group, Inc. and the purchasers named therein.

                  10.2* Employment Agreement between Synova Healthcare Group, Inc. and Stephen E. King.

                  10.3* Employment Agreement between Synova Healthcare Group, Inc. and David J. Harrison.

                  10.4*     Synova Healthcare Group, Inc. 2005 Equity Incentive
                            Plan.

                  10.5* Consulting/Retainer Agreement, dated as of August 20, 2004, by and between Synova Healthcare, Inc. and KSR Associates, Inc., as amended by letter dated January 13, 2005.

                  10.6* Engagement Letter, dated November 8, 2004, between Advanced Global Industries Corporation and Oceana Partners LLC.

                  10.7* Consulting Agreement dated as of December 21, 2004, by and between Advanced Global Industries Corporation and G.M. Capital Partners, Ltd.

                  10.8* Sublease, dated as of August 12, 2003, by and between Synova Healthcare, Inc. and General Electric Capital Assurance Company.

                  10.9* Loan and Security Agreement, dated as of April 30, 2004, between Synova Healthcare, Inc. and VMK Associates.

                  10.10* Promissory Note, dated April 30, 2004, between Synova Healthcare, Inc. and VMK Associates.

                  10.11* Distribution Agreement, dated as of June 23, 2003, by and between Synova Healthcare, Inc. and Applied Biotech, Inc.

                  10.12* Amendment to Distribution Agreement, dated as of June 23, 2003, by and between Synova Healthcare, Inc. and Applied Biotech, Inc.

                  21.1*     Subsidiaries of the Company.

                  23.1**    Consent of Cogen Sklar LLP.

                  23.2**    Consent of Cogen Sklar LLP.

                  23.3*     Consent of Blank Rome LLP (included in Exhibit 5.1).

                  24.1** Power of Attorney (included on signature page hereof).


----------------
 * To be filed by amendment.
** Filed herewith.


Item 28. Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ( the "Act");

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any additional or changed material information of the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective by the Securities and Exchange Commission.

         (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Media, Commonwealth of Pennsylvania, on March 17, 2005.

                                     SYNOVA HEALTHCARE GROUP, INC.

                                   /s/      Stephen E. King
                                     -------------------------------------------
                                     Name:  Stephen E. King
                                     Title: Chairman and Chief Executive Officer

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Stephen E. King and David J. Harrison his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubsititution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

         This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 17, 2005.

SIGNATURE                     TITLE
-------------------------     --------------------------------------------------

/s/Stephen E. King            Chairman, Chief Executive Officer and
-------------------------     Director (principal executive officer)

/s/David J. Harrison          Chief Operating Officer, President and Director
-------------------------

/s/Eric A. Weiss              Director
-------------------------

/s/Joseph S. Ferroni          Director
-------------------------

/s/Jeffry N. Pelesh           Director
-------------------------

/s/Patricia Campbell          Director
-------------------------

/s/Donald E. Stewart, Jr.     Director of Finance
-------------------------     (principal financial and accounting officer)